Exhibit 99.4

CONFIDENTIAL

Execution Copy

AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT

This AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT (the “Agreement”) is made and entered into as of May 23, 2005 (“Execution Date”) and is effective as of May 24, 2005 (“Effective Date”) by and between Palm Trademark Holding Company, LLC, a Delaware Limited Liability Company, having an office at 1188 East Arques Avenue, Sunnyvale, California 94085 and, after the Effective Date, such office shall be at 400 N. McCarthy Blvd., Milpitas, California 95035 (“Company”), and PalmSource, Inc., a Delaware corporation, having an office at 1188 East Arques Avenue, Sunnyvale, California 94085 (“PalmSource”).

RECITALS

WHEREAS, PalmSource became a member of Company by entering into the June 2, 2003 Operating Agreement of Palm Trademark Holding Company, LLC, which agreement was later amended and restated as of September 24, 2003 (the “Operating Agreement”);

WHEREAS, Company and PalmSource entered into a Trademark License Agreement effective as of October 28, 2003, which agreement was later amended and restated as of September 24, 2003 (the “License Agreement,” a copy of which is attached as Exhibit A) granting PalmSource an exclusive (even as to Company) license to use certain PALM-formative trademarks, service marks, brands and domain names;

WHEREAS, this Agreement, effective as of the Effective Date of this Agreement, amends and restates the License Agreement in its entirety;

WHEREAS, PalmSource, concurrent with entering into this Agreement and effective as of the Effective Date of this Agreement, is selling and transferring 100% of its ownership interest in Company to palmOne, Inc. (“palmOne”) pursuant to that certain Purchase Agreement between PalmSource and palmOne executed the same date as this Agreement (the “Purchase Agreement”);

WHEREAS, PalmSource intends to change its company name and, after the end of a transition period, to cease using PALM as an element in its corporate name, trademarks, service marks, brands or domain names and, after a transition period, to cease using certain medallions or logos containing PALM identified on Exhibit B (the “Medallions”);

WHEREAS, Company is the rightful owner of the marks PALMSOURCE, PALM OS, PALM DESKTOP, PALM POWERED, the PALMSOURCE logo and the Medallions (together, the “Licensed Marks”), all (excluding the Medallions) as listed on Exhibit C;

WHEREAS, Company is the rightful owner of the marks PALMGEAR, PALM READER and certain other PALM-formative marks as listed on Exhibit F (the “PDM Marks”);

WHEREAS, Company has agreed to license to PalmSource — during the transitional period in which PalmSource phases out its use of the PALM element as part of its corporate name, trademarks, service marks, brands and domain names — the right to use the Licensed Marks (i) as to the mark PALMSOURCE, as an element of the corporate name of PalmSource and its Subsidiaries (together, “Corporate Name Uses”), (ii) on and in connection with the operating system software and other software products of PalmSource or its Subsidiaries that is or are intended for use on or in connection with handheld computing devices or mobile communication devices (together, the “Licensed Products”), (iii) on or in connection with the technical support, maintenance, professional, consulting, development and integration services provided by PalmSource and its Subsidiaries that are ancillary to the Licensed Products; and (iv) in connection with the partner programs, user groups and certification programs of PalmSource and its Subsidiaries and its or their custom software development services (together, (iii) and (iv) are the “Licensed Services”) on the terms and conditions described in this Agreement; and

WHEREAS, Company has agreed to permit PalmSource to continue to sublicense the PDM Marks to Motricity solely to the extent set forth in the Brand License Agreement dated August 27, 2003 by and between PalmSource and PalmGear, Inc. (now known as Motricity, Inc. or “Motricity”) (the “PalmGear License Agreement”) and to permit the PalmGear License Agreement to continue in full force and effect to the end of its term.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and obligations contained herein, the sufficiency of which is acknowledged by the parties, the parties agree as follows:

Capitalized terms not defined in the Section of this Agreement in which they first appear shall have the meaning ascribed to them in the ARTICLE XI of this Agreement.

ARTICLE I

GRANT AND SCOPE OF LICENSE;

RIGHTS TO PALMSOURCE DOMAIN NAMES

1.1 Grant of License.

(a) PalmSource Name. Company grants to PalmSource and PalmSource accepts an irrevocable (subject to Company’s rights under Section 9.2) and exclusive (even as to Company and palmOne), royalty-free, non-transferable (subject to PalmSource’s rights under Section 10.2), world-wide, non-sublicensable (except as specified in ARTICLE V below) license to use the trademarks, service marks and corporate names “PalmSource” and “PalmSource, Inc.” and the PalmSource logo (including any Variants of any of the foregoing) for a period of four (4) years from the Effective Date (subject to the limitations on use under Section 1.1(e)), solely for the purposes set forth below (“PalmSource Brand Licensed Uses”):

(i) Corporate Name Uses;

(ii) as an element of the Internet domain names (including subdomains) listed in Exhibit D (collectively, the “PalmSource Controlled Domain Names”);

(iii) on or in connection with Licensed Products, Licensed Services or both;

(iv) on or in connection with the advertising, marketing, promoting, packaging, sale and distribution of Licensed Products and the advertising, marketing, sale, promoting and rendering of Licensed Services, including press releases, signage and website content (collectively, “Promotional Materials”); and

(v) on or in connection with Corporate Identity Materials.

(b) Palm OS, Palm Desktop and Palm Powered Names. Company grants to PalmSource and PalmSource accepts an irrevocable (subject to Company’s rights under Section 9.2) and exclusive (even as to Company and palmOne), royalty-free, non-transferable (subject to PalmSource’s rights under Section 10.2), world-wide, non-sublicensable (except as specified in ARTICLE V below) license to use the trademarks and service marks “Palm OS”, “Palm Desktop” and “Palm Powered” (including any Variants of any of the foregoing) for a period of four (4) years from the Effective Date (subject to the limitations on use under Section 1.1(e)), solely for the purposes set forth below (“Palm Brands Licensed Uses”):

(i) as an element of the PalmSource Controlled Domain Names (including subdomains);

(ii) on or in connection with Licensed Products, Licensed Services, or both; and

(iii) on or in connection with Promotional Materials and SEC filings.

For the avoidance of doubt, the licenses granted in this Section 1.1(b) do not extend to the Medallions.

(c) Medallions. Company grants to PalmSource and PalmSource accepts an irrevocable (subject to Company’s rights under Section 9.2) and exclusive (even as to Company and palmOne), royalty-free, non-transferable (subject to PalmSource’s rights under Section 10.2), world-wide, non-sublicensable (except as specified in ARTICLE V below) license to use the Medallions for a period of four (4) years from the Effective Date (subject to the limitations on use under Section 1.1(e)), solely for the purposes set forth below (“Medallion Licensed Uses”):

(i) on or in connection with Licensed Products, Licensed Services, or both; and

(ii) on or in connection with Promotional Materials and SEC filings.

Notwithstanding anything to the contrary and for the avoidance of doubt, PalmSource may only use the Medallions exactly as depicted (e.g., font, color, size ratio) on Exhibit B (other than to change the year 2004 in certain of the Medallions to either 2005, 2006 or 2007, or to change the version name used in an operating system logo (subject to Section 3.5) to create a new logo with the new version name of a Licensed Product (e.g., Palm OS Sapphire)), and may not (i) use or sublicense any “Naked Palm Medallion” as shown on Exhibit B-1; (ii) use or sublicense any Naked Palm Medallion with any combination of logos or word marks other than as shown on Exhibit B or expressly permitted in this Section 1.1(c); and (iii) use or sublicense any corporate identifier, trade name, trademark, service mark, trade dress or other indicia of origin confusingly similar to any of the Naked Palm Medallions (other than the Medallions to the extent expressly permitted in this Section 1.1(c)). Subject to the exclusive rights in the Licensed Marks and the Medallions granted to PalmSource under this Agreement, and subject to Section 3.6 of this Agreement and Section 6.1 of the Purchase Agreement entered into between Company, palmOne and PalmSource of even date herewith, nothing shall prevent palmOne, its Affiliates or licensees from using the Naked Palm Medallions in any way or in direct combination with any word marks or logos.

(d) Simply Palm. Company consents to PalmSource’s limited, transitional use of the slogan “Simply” (including any Variant) directly preceding a Licensed Mark in connection with (i) Promotional Materials for advertising and marketing campaigns planned and committed to prior to the Effective Date; and (ii) advertising and marketing campaigns planned and committed to by PalmSource prior to the Effective Date and identified on Schedule 1.1(d) that shall end on the earlier of (x) the date that PalmSource publicly announces its new company identifier, trade name, trademarks, service marks or other indicia of origin and (y) the second anniversary of the Effective Date. PalmSource shall have no right to use the trademark or service mark “Simply Palm” alone; provided, however, PalmSource shall be allowed to use “Simply” directly preceding a Licensed Mark through the earlier of (x) the date that PalmSource publicly announces its new company identifier, trade name, trademarks, service marks or other indicia of origin and (y) the second anniversary of the Effective Date. Nothing in this paragraph will limit PalmSource’s rights under Section 4.3.

(e) Licensed Uses in Years 3 and 4. Notwithstanding anything to the contrary in this Section 1.1, after the second year anniversary of the Effective Date, with respect to PalmSource and its Subsidiaries, the Licensed Uses shall be limited to the following:

(i) PalmSource may use and may allow any of its Subsidiaries (within the scope of the licenses granted in Sections 1.1(a) through 1.1(c) above) to use a Licensed Mark solely in direct, proximate combination with another corporate identifier, trade name, trademark, service marks or other indicia of origin that clearly identifies PalmSource’s transition to new company, product and service names that themselves do not incorporate the element “Palm.” For example, PalmSource may identify itself as “XYZSource, formerly known as PalmSource” or “XYZSoft PalmSource” or may identify its operating system as “XYZ Palm OS.” In such circumstances, where and to the extent it is commercially practicable under the circumstances, PalmSource shall use its new corporate identifier, trade name, trademark, service mark or other indicia of origin with the Licensed Mark in a manner that makes the new corporate identifier, trade name, trademark, service mark or other indicia of origin materially more prominent than the Licensed Mark or clearly indicates or suggest a transition to PalmSource’s new corporate identifier, trade name, trademark, service mark or other indicia of origin.

(ii) PalmSource may use and may allow any of its Subsidiaries to use a Licensed Mark to support the advertising, marketing, promotion, sale and distribution any products of its sublicensees of the Licensed Marks that incorporate or are used in connection with any of the Licensed Products; provided, however, in its sole discretion and to the extent commercially practicable, PalmSource and its Subsidiaries shall use the Licensed Marks in a manner that makes its new corporate identifiers, trade names, trademarks, service marks or other indicia of origin more prominent than the Licensed Mark or clearly indicates or suggests a transition to such new corporate identifiers, trade names, trademarks, service marks or other indicia of origin.

(f) PDM Marks License. Company and palmOne acknowledge the existing PalmGear License Agreement by and between Motricity, an entity that is engaged in publishing digital print media and developing and marketing digital print media readers, including the development and support of the PS E-Reader and related titles, and PalmSource. The material terms and conditions of the PalmGear Trademark License are attached as Schedule F-1. Under the PalmGear License Agreement, Motricity was granted certain licenses (in some cases, exclusive licenses) to use the PDM Marks and certain domain names (the “PalmGear Domain Names”), which marks and domain names are listed on Exhibit F. Notwithstanding anything in this Agreement to the contrary, Company consents to PalmSource’s limited use and sublicensing of the PDM Marks, together with all Variants, solely in accordance with the PalmGear License Agreement and to PalmSource’s meeting of its obligations under the PalmGear License Agreement, which license shall continue in full force and effect in accordance with its terms.

The PalmSource Brand Licensed Uses, the Palm Brands Licensed Uses and the Medallion Licensed Uses shall together be known in this Agreement as the “Licensed Uses.”

1.2 PalmSource Controlled Domain Names. During the term of this Agreement, and subject to the terms and conditions of this Agreement, PalmSource shall be the Registrant, Technical Contact and Administrative Contact for all PalmSource Controlled Domain Names and PalmGear Domain Names as set forth herein. “Registrant” shall mean the person or entity that has the right, but not the obligation, to register and renew registrations for a domain name and is responsible for the fees and conditions specified by the domain name registrar. “Administrative Contact” shall mean the person or entity authorized by the Registrant to act on its behalf in connection with non-technical issues regarding the Registrant’s accompanying domain name. “Technical Contact” shall mean the person or entity that has the right, but not the obligation, to maintain the Registrant’s primary name server and to resolve software, database and other technical issues. Company shall be the legal owner of the PalmSource Controlled Domain Names and PalmGear Domain Names and, subject to the rights and licenses granted to PalmSource in this Section 1.2, shall own all right, title and interest in, and be the Registrant, Technical Contact and Administrative Contact for, all other Palm Domain Names. If PalmSource determines, in its sole discretion, that it no longer desires to be the Registrant, Administrative Contact or Technical Contact for a particular PalmSource Controlled Domain Name or PalmGear Domain Name, PalmSource shall notify Company in writing of such determination and provide Company with such notice at least 30 days prior to expiration of the domain name registration period. Company shall be entitled to take over such role at its own expense. So long as the domain name registration of such PalmSource Controlled Domain Name or PalmGear Domain Name is not scheduled to expire within thirty (30) days of the Company’s receipt of such notice, PalmSource shall have no further obligation to act as the Registrant, Administrative Contact or Technical Contact for such PalmSource Controlled Domain Name or PalmGear Domain Name commencing thirty (30) days after the date of Company’s receipt of such notice and regardless of whether Company takes over such roles. During such thirty- (30-) day period, PalmSource shall use commercially reasonable efforts to assist Company (at Company’s expense as to PalmSource’s reasonable out-of-pocket expenses) in the transition of such roles from PalmSource to Company. Upon termination or expiration of this Agreement, PalmSource shall promptly (and no later than thirty (30) days after termination or expiration of this Agreement) transfer all right, title and interest as Registrant, Technical Contact and Administrative Contact for all then-current PalmSource Controlled Domain Names to Company and, upon termination or expiration of the PalmGear License Agreement, shall promptly (and no later than thirty (30) days after such termination or expiration) transfer all then-current PalmGear Domain Names to Company. If, for a period of two years after the Effective Date, PalmSource wishes to use any of the Licensed Marks in any domain name other than a PalmSource Controlled Domain Names or if Motricity notifies PalmSource that Motricity wishes to use a PalmGear Mark in any domain name other than the PalmGear Domain Names, PalmSource shall request approval for such use in writing to palmOne, which approval palmOne shall not unreasonably withhold or delay. If palmOne grants such approval, such domain name shall be deemed to be a PalmSource Controlled Domain Name or PalmGear Domain Name, as applicable. Notwithstanding anything to the contrary and for the avoidance of doubt, as of the Effective Date PalmSource shall have no right, title or interest in or to the www.palm.com domain (or any subdomains, except those that contain Licensed Marks for which, in such cases, the parties shall within 90 days of the Effective Date work together in good faith to determine which subdomains need to be redirected), and PalmSource shall promptly take all steps reasonably necessary to enable palmOne to continue to be the Registrant, Administrative Contact and Technical Contact of the www.palm.com domain.

1.3 Reservation of Rights. All rights not expressly granted in this Article I are expressly reserved to Company.

ARTICLE II

FORM OF USE

Except for variations in stylization and capitalization, PalmSource and its sublicensees shall use the Licensed Marks only in the form set forth on Exhibit C or in forms otherwise approved in writing by Company. PalmSource and its sublicensees shall include where appropriate the designations ® or ™ and a statement that the Licensed Marks are used under license from Company, and other proprietary notices or display requirements as reasonably required by Company from time to time on not less than thirty (30) days prior written notice, including as required by the trademark display guidelines promulgated by Company (the “Company Trademark Display Guidelines”).

ARTICLE III

QUALITY CONTROL AND USE OF LICENSED MARKS

3.1 Quality Standards. PalmSource agrees that it will maintain the quality of any and all of its goods and services on or in connection with which the Licensed Marks appear at a level of quality at least equal to the Brand Quality Standards. “Brand Quality Standards” for the purposes of this Agreement shall mean a level of quality at least equal to (i) the level of quality of PalmSource’s products and services as of the Effective Date or (ii) with respect to products or services not offered by PalmSource as of the Effective Date, a standard generally accepted in the industry for such products or services, which in no event be lower than the standard of quality historically associated with PalmSource’s products and services since December 3, 2001.

3.2 Quality Control. Upon reasonable request by Company on at least forty-five (45) days of prior written notice and at least once than one per calendar year (however, PalmSource shall provide samples at least one additional time per year as reasonably requested by Company), PalmSource shall provide to Company representative samples of products, Promotional Materials or Corporate Identity Materials on or in connection with which the Licensed Marks are used for Company to review for compliance with the Brand Quality Standards. In the event that PalmSource has contractual obligations of confidentiality to its sublicensees that would prevent it from disclosing representative samples to the Company or palmOne, then Company shall either wait until the samples appear in the open market and acquire such samples itself or Company shall appoint an independent Third Party other than palmOne solely as needed to monitor the quality of such samples as required and permitted under this Section 3.2. Notwithstanding the foregoing, if Company assigns any of its rights or interests under this Agreement to a Competitor of PalmSource, then PalmSource shall have no obligation to provide any representative samples of products, Promotional Materials or Corporate Identity Materials to the Company or palmOne; PalmSource shall instead provide such representative samples to an independent Third Party other than palmOne solely as needed to monitor the quality of such samples as required and permitted under this Section 3.2.

3.3 Cure Periods. If Company becomes aware for any reason that PalmSource or any of its sublicensees has not met the Brand Quality Standards, Company shall notify PalmSource in writing, which notice shall set forth in reasonable detail a written description of the nonconformance and any reasonable requested action for curing such nonconformance. PalmSource shall then have thirty (30) days from receipt of such notice (the “Initial Cure Period”) to correct (or cause the applicable sublicensee to correct) such nonconformance, to dispute in writing the claim of nonconformance in reasonable detail along with a reasonable explanation of why the claim is incorrect or otherwise disputed by PalmSource, or to submit to Company a written plan to correct or to require its sublicensee to correct such undisputed nonconformance with a reasonable explanation of why conformance cannot be effected within thirty (30) days. Company may, in the exercise of reasonable business judgment, accept or reject any such plan. If Company rejects such plan, then PalmSource shall have ten (10) days from receipt of such rejection notice to correct or to take commercially reasonable steps to cause the applicable sublicensee to correct such nonconformance (the “Second Cure Period”). If PalmSource has not corrected such nonconformance or, in the case of a sublicensee’s nonconformance, if PalmSource has not used commercially reasonable efforts to cause such sublicensee to correct the nonconformance by the later of (i) the end of the Initial Cure Period, (ii) the end of the Second Cure Period or (iii) the end of any period specified in a compliance plan that was accepted by Company (together, the foregoing subsections (i), (ii) and (iii) shall be known as the “Full Cure Period”), then with respect to the nonconforming Licensed Product or License Service Company may declare PalmSource in breach of this Agreement and such breach shall be subject to the Dispute resolution process set forth in Sections 10.9(a) through 10.9(e). Where a sublicensee has failed to make the necessary corrections to cure its nonconformance, PalmSource shall no later than the end of the Full Cure Period terminate the sublicensee’s sublicense to use the Licensed Marks with respect to the nonconforming Licensed Product or License Service until the correction is made.

3.4 Compliance with Law. PalmSource shall and shall require that its sublicensees, assignees and successors in interest shall use commercially reasonable efforts to comply with all applicable laws and regulations and to obtain all appropriate government approvals pertaining to its or their use of the Licensed Marks and its or their sale, distribution and advertising of the Licensed Products and Licensed Services under the Licensed Marks. Company and its licensees (including without limitation palmOne), assignees and successors in interest shall use commercially reasonable efforts to comply with all applicable laws and regulations and to obtain all appropriate government approvals pertaining to its or their permitted uses and ownership of the Palm Marks (including without limitation the Licensed Marks). Notwithstanding the foregoing, but subject to Section 6.1(b) hereof, neither Company nor its licensees shall be under any obligation to secure or attempt to secure trademark rights or registrations for the Palm Marks (including without limitation the Licensed Marks) in any jurisdiction.

3.5 Combination of Licensed Marks. All compound marks that incorporate and categories of potential compound marks that may incorporate any Licensed Mark and that PalmSource intends to use during the term of this Agreement are listed on Exhibit E. Between the Effective Date and the two-year anniversary of the Effective Date, other than the compounds and compound categories listed on Exhibit E, PalmSource shall not create or use, nor shall PalmSource authorize any of its sublicensees to create or use, any new compounds or new compound categories of any of the Licensed Marks as a trademark or indicator of source with any other trademark, word, symbol, letter, design or mark without obtaining Company’s prior written consent, which consent shall not be unreasonably withheld or delayed. Commencing on the two-year anniversary of the Effective Date, other than the compounds listed on Exhibit E and any other compounds approved by palmOne during the first two years of this Agreement, PalmSource shall not create or use, nor shall PalmSource authorize any of its sublicensees to create or use, any new combinations of any of the Licensed Marks with any other trademark, word, symbol, letter, design or mark for use as a trademark. Notwithstanding the foregoing, neither PalmSource nor any of its Subsidiaries shall be required to obtain Company’s prior consent to use a Licensed Mark together with any other trade name (other than one that contains the letter string “palm”) that PalmSource or any of its Subsidiaries intends to use as a new corporate identifier, so long as the new combined mark is not confusingly similar to a Palm Mark based on the addition of such other mark or element. For example, PalmSource may use “XYZ PalmSource” or “XYZ, previously known as PalmSource” without first obtaining Company’s prior consent, where “XYZ” represents the replacement corporate identifier that PalmSource intends to use upon expiration or termination of this Agreement. In each case, PalmSource’s new corporate identifier, trade name, trademark, service mark or other indicia of origin, where commercially practicable, must be used in a manner that makes the new corporate identifier, trade name, trademark, service mark or other indicia of origin more prominent than the Licensed Mark or clearly indicates or suggest a transition to PalmSource’s new corporate identifier, trade name, trademark, service mark or other indicia of origin. Nothing herein shall be deemed to amend, limit or otherwise restrict Motricity from exercising its rights under the PalmGear License Agreement.

3.6 No Disparagement of Parties or Licensed Marks. None of the parties to this Agreement shall use or authorize any Third Party or sublicensee to use any of the Palm Marks (including without limitation the Licensed Marks) in any manner that, or in connection with any activity that, disparages any party or any of its products or services, or the Palm Marks.

3.7 Sublicensees. PalmSource shall use all commercially reasonable efforts to monitor its sublicensees’ uses of the Licensed Marks and adherence to the Brand Quality Standards and shall use all commercially reasonable efforts to cause any non-complying sublicensee to remedy any noncompliance promptly. PalmSource shall promptly notify Company of any failure of any sublicensee of the Licensed Marks to remedy a material breach of its trademark licenses or quality maintenance obligations to PalmSource of which the PalmSource webmaster or a member of PalmSource’s (a) legal department; (b) senior management (e.g., vice president or similar level) of the marketing or finance department; or (c) executive management team, is aware. With respect to a sublicensee of the Licensed Marks who has failed to cure any non-complying use of the Licensed Marks, PalmSource shall be deemed to have met its obligations under this Section 3.7 if PalmSource has terminated or suspended the sublicensee’s license to use the Licensed Marks; provided, however, that with respect to a sublicensee that has failed to cure a second non-complying use of the Licensed Marks, then PalmSource shall terminate the sublicensee’s license to the Licensed Marks.

3.8 palmOne as Sublicensee. All of PalmSource’s obligations under this Agreement with respect to its sublicensees of the Licensed Marks, including any obligation by PalmSource to require or cause its sublicensees to remedy any non-compliant use of the Licensed Marks, to monitor the use by its sublicensees of the Licensed Marks, or to cause or require its sublicensees to adhere to the Brand Quality Standards shall not be deemed to apply to circumstances in which palmOne or any of its Subsidiaries or any of their sublicenses is a sublicensee.

ARTICLE IV

OWNERSHIP

4.1 Ownership of Licensed Marks. PalmSource acknowledges that it has no interest in the Licensed Marks other than the licenses granted under this Agreement. PalmSource further acknowledges that, as between PalmSource and Company, Company, subject to the licenses granted under this Agreement, will remain the sole and exclusive owner of all right, title and interest in the Licensed Marks, the Palm Marks and the palmOne Brand. PalmSource agrees that PalmSource’s and its sublicensees’ use of the Licensed Marks and any goodwill in the Licensed Marks resulting from PalmSource’s and its sublicensees’ use will inure solely to the benefit of Company and will not create any right, title or interest for PalmSource in the Licensed Marks. If PalmSource or any of its

sublicensees uses, registers or applies to register any mark in violation of its obligations under this Agreement, PalmSource agrees that, at Company’s written request, PalmSource will promptly cease, and will take commercially reasonable steps to cause such sublicensee to promptly cease, any non-conforming use of the mark or withdraw an application or registration or take steps to transfer that mark and to assign to Company all its rights in that mark, including any application or registration for that mark, and require any sublicensee who has taken one of the foregoing steps to do the same. Company acknowledges and agrees that the provisions of this Section 4.1 shall not apply to the individual elements “OS, “SIMPLY,” “POWERED” or “SOURCE,” or to any Variants of any of the foregoing separate and apart from the Licensed Marks, so long as such elements are not used or attempted to be used as part of a Licensed Mark, Palm Mark or palmOne Brand. Nor shall the provisions of this Section 4.1 apply to the use or incorporation of a numeral or a letter string that is a number in PalmSource’s or any of its Subsidiaries’ corporate identifiers, trade names, trademark, service marks or domain names or other indicia of origin, including in both cases all designs, logos and trade dress that are or may in the future be associated therewith.

4.2 No Contest. Neither PalmSource nor its sublicensees shall contest, oppose or challenge Company’s ownership of the Licensed Marks, the Palm Marks or the palmOne Brand, or palmOne’s use (other than as prohibited by Section 6.1 of the Purchase Agreement) of the Palm Marks or palmOne Brand. PalmSource agrees that it shall not take or fail to take, nor shall it authorize its sublicensees to take or fail to take, any action that PalmSource knows will, by its or its sublicensees’ willfulness, recklessness or gross negligence, impair Company’s ownership or rights in the Licensed Marks, the Palm Marks or the palmOne Brand. In particular, except as permitted under this Agreement, PalmSource shall not and shall not authorize a Third Party (including its sublicensees) to (i) use any Palm Marks or the palmOne Brand; (ii) use any corporate identifier, trade name, trademark, service mark or domain name or other indicia of origin confusingly similar to the Licensed Marks, Palm Marks (including the Naked Palm Medallions) or palmOne Brand; (iii) register or attempt to register the Licensed Marks, the Palm Marks (including the Naked Palm Medallions) or the palmOne Brand or any confusingly similar trademarks, service marks or domain names or other indicia of origin in any jurisdiction; or (iv) oppose Company’s or palmOne’s registration of the Licensed Marks, Palm Marks (including the Naked Palm Medallions) or palmOne Brand, or its or palmOne’s use (other than as prohibited by Section 6.1 of the Purchase Agreement) of the Palm Marks or the palmOne Brand, alone or with other words or designs, in any jurisdiction. Company and PalmSource acknowledge and agree that the limitations on PalmSource’s or its sublicensees’ use of corporate identifiers, trade names, trademarks, service marks, domain names or other indicia of origin pursuant to this Section 4.2 shall not apply to the individual elements “OS, “SIMPLY,” “POWERED” or “SOURCE,” or to any Variants of any of the foregoing separate and apart from the Licensed Marks, so long as such use or attempted use in combination with another mark or element is not confusingly similar to the Licensed Marks, Palm Marks or palmOne Brand based on the addition of such other mark or element. Except for the letter string “ONE” (other than to the extent it is combined with another mark that, when taken together, creates a combined mark that is confusingly similar to the palmOne Brand), nor shall the limitations on PalmSource’s or its sublicensees’ use of corporate identifiers, trade names, trademarks, service marks, domain names or other indicia of origin pursuant to this Section 4.2 apply to the use or incorporation of a numeral or a letter string that is a number in PalmSource or its Subsidiaries’ corporate identifiers, trade names, trademark, service marks or domain names or other indicia of origin, including in both cases all designs, logos and trade dress that are or may in the future be associated therewith, so long as such use or attempted use is not confusingly similar to the Licensed Marks, Palm Marks or palmOne Brand based on the addition of such other mark or element.

4.3 No Contest by Company. Neither Company nor any of its licensees (including without limitation palmOne), assignees or successors in interest shall contest, oppose or challenge, nor shall any of them authorize any Third Party (including without limitation any sublicensee) to contest, oppose or challenge, PalmSource’s or its sublicensees’, assignees’ or successors in interest’s use of or rights to own or register or attempt to register marks containing (i) the elements “OS,” “SIMPLY,” “POWERED” or “SOURCE,” or any Variants of any of the foregoing, so long as the use or attempted use of “OS,” “SIMPLY,” “POWERED” or “SOURCE,” in combination with another mark or element is not confusingly similar to the Licensed Marks, Palm Marks or palmOne Brand based on the addition of such other mark or element; (ii) any numeral or a letter string that is a number (except for the letter string “ONE” other than to the extent it is combined with another mark that, when taken together, creates a combined mark confusingly similar to the palmOne Brand); or (iii) any marks or elements of a mark that are confusingly similar to any of the foregoing elements, so long as such marks or elements of marks are not confusingly similar to the Licensed Marks, Palm Marks or palmOne Brand based on the addition of such other mark or element.

4.4 Assistance. PalmSource shall promptly notify Company should the PalmSource webmaster or a member of PalmSource’s (a) legal department; (b) senior management (e.g., vice president or similar level) of the marketing or finance department; or (c) executive management team learn, or its sublicensees learn, of use by a Third Party of any mark that is confusingly similar to the Licensed Marks. At Company’s written request and sole cost, PalmSource shall cooperate and shall use commercially reasonable efforts to require its sublicensees to cooperate as reasonably necessary to assist Company with any legal or equitable action taken by Company to protect Company’s rights in the Licensed Marks, the Palm Marks or the palmOne Brand. At Company’s written request and sole cost, PalmSource shall assist and shall use commercially reasonable efforts to require that its sublicensees assist Company in complying with any formalities required by law or governmental authority of competent jurisdiction to protect the Licensed Marks under U.S. or foreign law, such as registering the Licensed Marks or recording PalmSource as a licensed user of the Licenses Marks. PalmSource shall and shall use commercially reasonable efforts to require that its sublicensees execute at Company’s expense any documents reasonably requested by Company to the extent necessary to effect the foregoing, including, but not limited to, applications for recordation of PalmSource as a licensed user of the Licensed Marks. Upon termination or expiration of this Agreement, at Company’s sole expense, PalmSource shall execute and shall use commercially reasonable efforts to require that its sublicensees execute any documents reasonably requested by Company in writing to the extent necessary to effect cancellation of any recordations made under this Section 4.4.

ARTICLE V

SUBLICENSEES, SUBCONTRACTORS AND DEALERS

5.1 General. PalmSource may sublicense any of its rights relating to the Licensed Marks granted under this Agreement without the prior consent of Company so long as such sublicensee is contractually bound to comply with the restrictions on, obligations of and agreements of PalmSource as they relate to sublicensees with respect to (i) Company’s right, title and interest in the Licensed Marks, Palm Marks and palmOne Brand; (ii) the use and protection of the Licensed Marks; and (iii) Brand Quality Standards and quality control. Moreover, so long as within the scope of the licenses granted pursuant to ARTICLE I and subject to the restrictions in this Agreement, PalmSource may authorize any such sublicensee to further sublicense such rights solely to authorize use of the Licensed Marks on or in connection with (i) the development, manufacture and distribution of Licensed Products, (ii) the provision of services related to Licensed Products and (iii) Promotional Materials relating to any of the foregoing. PalmSource shall use commercially reasonable efforts to ensure that its sublicensees comply with the restrictions and obligations applicable to sublicensees hereunder and that such sublicensees require their sublicensees to comply with the restrictions and obligations applicable to sublicensees hereunder. No sublicense granted by PalmSource will exceed the scope of the licenses granted to PalmSource by Company pursuant to ARTICLE I of this Agreement. Further, PalmSource acknowledges and agrees that the sublicenses shall terminate not later than the termination or expiration of this Agreement (subject to the sell-off rights under Section 9.5). Notwithstanding the foregoing, Company acknowledges and agrees that PalmSource shall not be required to modify or renegotiate the terms of any sublicenses with its sublicensees of the Licensed Marks that are in existence as of the Effective Date.

5.2 Responsibility to Company. PalmSource shall use commercially reasonable efforts to ensure that its sublicensees’ products, services and actions within the scope of each sublicense comply with the restrictions, obligations, and agreements referenced in Section 5.1 above.

5.3 No Royalty. Company will not assess either PalmSource or any sublicensee any royalty for such sublicense, other than the consideration already provided by PalmSource under this Agreement and the Purchase Agreement.

5.4 Limitations on Sublicensing for a palmOne Competitive Product. Notwithstanding anything to the contrary in this Agreement, PalmSource shall not sublicense any Third Party to use any of the Licensed Marks on or in connection with a palmOne Competitive Product; provided, however, that PalmSource shall be allowed to grant sublicenses (i) of the Licensed Marks (excluding the Medallions) to be used solely in conjunction with but not on a palmOne Competitive Product, and (ii) of the Medallions on or in conjunction with a palmOne Competitive Product. By way of example, (x) a Licensed Mark may be displayed on the splash screen of or in advertising materials or product packaging in connection with a palmOne Competitive Product but, other than a Medallion, may not appear on the hard casing of such a device, and (y) a Medallion may appear on the hard casing of a palmOne Competitive Product. PalmSource shall use commercially reasonable efforts to require (where and to the extent it is commercially practicable) that any such Third Party use of the Licensed Marks on or in connection with a palmOne Competitive Product shall be materially less prominent than that Third Party’s use of its own trade name, trademarks, service marks or other indicia of origin on or in connection with such palmOne Competitive Product.

5.5 Compatibility References. PalmSource may authorize any Person to use any Licensed Mark, in a manner consistent with the Company Trademark Display Guidelines, in connection with advertising Licensed Products, Licensed Services or products or services designed to operate with or enhance Licensed Products or Licensed Services, for the sole purpose of referring to those Licensed Products, Licensed Services or products or services.

5.6 Existing Sublicensees. PalmSource will use commercially reasonable efforts to cause each sublicensee of the Licensed Marks to transition to PalmSource’s new corporate identifier, trade name, trademarks, service marks and other indicia of origin once PalmSource publicly announces any new company identifier, trade name, trademarks, service marks or other indicia of origin or as soon as is reasonably practicable thereafter, but in no event later than the end of the Term of this Agreement.

5.7 New Sublicenses. Notwithstanding anything to the contrary in this Agreement, PalmSource shall not enter into any new sublicenses relating to the Licensed Marks later than the second (2nd) anniversary of the Effective Date. All sublicenses entered into by PalmSource after the Effective Date must contain provisions with respect to the permitted uses of the Licensed Marks that are no less restrictive than those applicable to PalmSource in this Agreement. Such sublicenses must include provisions (i) providing that sublicensees’ rights to use a Licensed Mark automatically terminate when PalmSource’s rights to the Licensed Mark terminate; and (ii) providing that PalmSource reserves the right in its discretion to replace trademarks, brands and other indicia of origin licensed to sublicensees and requiring that sublicensees transition to PalmSource’s new corporate identifier, trade name, trademarks, service marks and other indicia of origin promptly upon PalmSource’s request shortly after PalmSource publicly announces any new company identifier, trade name, trademarks, service marks or other indicia of origin.

ARTICLE VI

WARRANTIES AND INDEMNIFICATION

6.1 Warranties.

(a) General. Each party hereby represents and warrants to the other party that, as of the Effective Date:

(i) It has all necessary corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated herein;

(ii) It has duly and properly taken all necessary corporate action to authorize the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby;

(iii) This Agreement has been duly executed and delivered by it and constitutes the legal, valid, and binding obligation of it enforceable against it in accordance with its terms; and

(iv) Each individual whose signature appears below has the power and authority to bind the party on whose behalf he or she signs.

(b) Company. Except as provided in Section 1.6 of the Purchase Agreement, and except for any Licensed Mark that PalmSource abandons (as abandonment by trademark owners is construed within the meaning of the Lanham Act, 15 U.S.C. § 1127, or any successor provision or statute), Company represents and warrants that during the Term of this Agreement Company shall where commercially practicable maintain the trademark registrations and continue to prosecute applications existing as of the Effective Date for the Licensed Marks and, in connection therewith, shall pay all applicable costs, fees and expenses.

(c) Disclaimers. PALMSOURCE ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION 6.1, ALL LICENSED MARKS, AND ANY OTHER INFORMATION OR MATERIALS LICENSED OR PROVIDED HEREUNDER, ARE LICENSED OR PROVIDED ON AN “AS IS” BASIS AND THAT COMPANY MAKES NO REPRESENTATION AND EXTENDS NO WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO, INCLUDING ANY IMPLIED WARRANTIES OF TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. Without limiting the generality of the foregoing, except for the express warranties set forth in this Section 6.1, Company makes no warranty or representation as to the validity of any Licensed Mark licensed by it to PalmSource or any warranty or representation that any use of any Licensed Mark with respect to any product or service shall be free from infringement of any rights of any Third Party.

6.2 Indemnification.

(a) Company.

(i) Company shall, at its own expense, defend PalmSource and its Subsidiaries against any claim (excluding any claim with respect to which PalmSource is obligated to defend Company or its Subsidiaries under Section 6.2(b) below) brought by a Third Party (other than an Affiliate of PalmSource) against PalmSource or any of its Subsidiaries that PalmSource’s or its sublicensees use of any Licensed Mark infringes the intellectual property rights of any Third Party (a “Company Indemnified Claim”) provided and only to the extent that PalmSource’s and its sublicensees’ alleged actions and use of the Licensed Mark was not in breach of this Agreement. Company shall pay any settlement entered into by Company or damages awarded against PalmSource or its Subsidiaries by a court of competent jurisdiction to the extent based on a Company Indemnified Claim provided that (1) PalmSource gives Company timely written notice of such Company Indemnified Claim so as not to prejudice Company’s settlement or defense thereof, (2) Company is given sole control over the settlement and defense of such Company Indemnified Claim, provided that Company consult with PalmSource prior to entering into any settlement, consent judgment, or other voluntary final disposition of any action or proceeding that Company in good faith reasonably believes would materially inhibit or impair the rights granted to PalmSource and its sublicensees and (3) PalmSource renders reasonable assistance as requested by Company in connection with Company’s settlement or defense of such Company Indemnified Claim.

(ii) In the event Company receives information concerning a Company Indemnified Claim related to one of the Licensed Marks, Company may, in addition to fulfilling its defense and payment obligations under Section 6.2(a)(i), elect to (i) procure for PalmSource the undisputed right to continue to distribute the allegedly infringing Licensed Mark, or (ii) replace or modify the Licensed Mark to make it non-infringing, in which case PalmSource shall promptly cease, and use commercially reasonable efforts to require its sublicensees to promptly cease, distribution of Licensed Products and performance of Licensed Services on or in connection with which the allegedly infringing Licensed Mark is used and distribution of related promotional materials bearing the alleged infringing Licensed Mark.

(iii) Company shall have no liability for Company Indemnified Claims based on PalmSource’s failure to promptly cease, and to use commercially reasonable efforts to require its sublicensees to promptly cease, continued use of the Licensed Marks after Company’s notice to PalmSource that, due to such a claim, PalmSource should promptly cease, and to require its sublicensees to promptly cease, use of a Licensed Mark or begin use of a substitute mark.

(b) PalmSource. PalmSource shall, at its own expense, defend Company and its Subsidiaries against any claim (excluding any claim with respect to which Company is obligated to defend PalmSource or its Subsidiaries under Section 6.2(a) above) brought by a Third Party (other than palmOne or an Affiliate of palmOne or Company) against Company or any of its Subsidiaries that (A) PalmSource’s or any of its sublicensees’ use of the Licensed Marks infringes the intellectual property rights of any Third Party, provided and only to the extent that such use constitutes a breach of the licenses or other rights granted to PalmSource under this Agreement, or (B) PalmSource’s or any of its sublicensees’ use of the Licensed Mark (i) is in a particular territory where no trademark registration exists for such Licensed Mark or (ii) is beyond the scope of a trademark registration for such Licensed Mark in a particular territory and infringes the intellectual property rights of any Third Party, or (C) PalmSource’s or any of its sublicensees’ use of a New Combination infringes the intellectual property rights of any Third Party to the extent such infringement was caused by the combination (each of the foregoing being a “PalmSource Indemnified Claim”). For purposes of this Section 6.2(b), the term “New Combination” means any of the Licensed Marks used in combination with any other trademark, word, symbol, letter, design or mark as a trademark or other indication of source. PalmSource shall pay any settlement entered into by PalmSource or damages awarded against Company or its Subsidiaries by a court of competent jurisdiction to the extent based on any PalmSource Indemnified Claim provided that (1) Company gives PalmSource timely written notice of such PalmSource Indemnified Claim so as not to prejudice PalmSource’s settlement or defense thereof, (2) PalmSource is given sole control over the settlement and defense of such PalmSource Indemnified Claim, subject to palmOne’s ability to approve any settlement, such approval shall not be unreasonably withheld, and (3) Company renders reasonable assistance as requested by PalmSource in connection with PalmSource’s settlement or defense thereof.

(c) Procedures. The obligations of the parties provided for under Sections 6.2(a) and 6.2(b) above in respect of any Company Indemnified Claims or PalmSource Indemnified Claims shall be performed in accordance with Section 8.3 of the Purchase Agreement; provided, however, that as used in Section 8.3 of the Purchase Agreement the term “Third Party Claim” shall mean a Company Indemnified Claim or PalmSource Indemnified Claim, as applicable.

(d) Time limit. The parties shall have no obligation under this Article VI to indemnify each other for claims made after the tenth (10th) anniversary of the termination of this Agreement (the “Expiration Date”); it being acknowledged that if a claim or notice is given prior to the Expiration Date, such claim shall continue until it is finally resolved.

ARTICLE VII

LIMITATION OF LIABILITY

(a) EXCEPT FOR DAMAGES ARISING FROM A BREACH BY SUCH PARTY OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT OR CONSEQUENTIAL DAMAGES ARISING FROM PALMSOURCE’S BREACH OF ARTICLE I THAT RESULTS IN A TERMINATION BY COMPANY UNDER SECTION 9.2(b) OR 9.2(c) OF THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS BE LIABLE TO ANY OTHER PARTY OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF OR RELATING TO THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHER, EXCEPT FOR DAMAGES ARISING FROM A BREACH BY SUCH PARTY OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT OR DAMAGES ARISING FROM PALMSOURCE’S BREACH OF ARTICLE I THAT RESULTS IN A TERMINATION BY COMPANY UNDER SECTION 9.2(b) OR 9.2(c) OF THIS AGREEMENT, EACH PARTY’S LIABILITY PURSUANT TO THIS AGREEMENT SHALL BE LIMITED, IN THE AGGREGATE, TO TWENTY-FIVE MILLION U.S. DOLLARS (U.S. $25,000,000).

ARTICLE VIII

PROTECTION AND ENFORCEMENT OF LICENSED MARKS

8.1 Notice. If either PalmSource or Company becomes aware of (i) any actual, potential, or threatened infringement, misappropriation, act of unfair competition, or other harmful or wrongful activities by any Third Party with respect to any of the Licensed Marks (each, an “Improper Use”) or (ii) any allegation or claim by any Third Party that any of the Licensed Marks are invalid or that use of any of the Licensed Marks infringes or dilutes any rights of any Third Party (each, an “Adverse Claim”), then that party shall, with reasonable promptness, notify the other in writing and provide relevant information in its possession and reasonable documentation of such Improper Use or Adverse Claim, as applicable.

8.2 Control of Proceedings.

(a) Subject to this Section 8.2, Company may take such action as it in its sole discretion deems advisable for the protection of its rights in the Licensed Marks; provided, that Company (i) makes commercially reasonable efforts in good faith not to materially inhibit or impair the rights granted to PalmSource and its sublicensees under this Agreement; and (ii) consults in good faith with PalmSource prior to entering into any settlement, consent judgment, or other voluntary final disposition of any action or proceeding that Company reasonably believes would materially inhibit or impair the rights granted to PalmSource and its sublicensees under this Agreement.

(b) Subject to Section 8.2(c), PalmSource shall have the sole right, but not the obligation, to undertake any action or proceeding with respect to any Improper Use of any Licensed Mark that is licensed exclusively to PalmSource under this Agreement. If PalmSource decides to institute any such action or proceeding, PalmSource shall offer Company an opportunity to voluntarily join in such action or proceeding at Company’s own expense. If Company voluntarily joins in any such action or proceeding, any damages awarded or settlement proceeds recovered shall be allocated between the parties as specifically provided in the applicable award or settlement, or if not so allocated, shall be equitably allocated by the parties in good faith, after each party’s out-of-pocket expenses have been reimbursed, taking into account the damage each party suffered as a result of the Improper Use. If Company chooses not to voluntarily join in any such action or proceeding, then (i) at PalmSource’s expense, Company shall (A) provide any assistance reasonably requested by PalmSource with respect to such action or proceeding and (B) permit PalmSource to join Company as a party to such action or proceeding if required by law or the applicable court, and (ii) PalmSource will retain all recoveries and awards. PalmSource agrees that it shall not enter into any settlement, consent judgment, or other voluntary final disposition of any action or proceeding under this Section 8.2(b) without written approval of palmOne, which shall not be unreasonably withheld.

(c) If PalmSource elects not to undertake any action or proceeding with respect to any Improper Use of any Licensed Mark that is licensed exclusively to PalmSource under this Agreement, then (i) Company will have the sole right to control and conduct all negotiations, proceedings, defense and settlement relating to such Improper Use, (ii) Company will bear the cost of any action or proceeding initiated by Company based on such Improper Use, (iii) Company will be entitled to retain any damages awarded or settlement proceeds recovered pursuant to any such action or proceeding, and (iv) at Company’s expense, PalmSource will (A) provide any assistance reasonably requested by Company with respect to such action or proceeding, and (B) permit Company to join PalmSource as a party to such action or proceeding if required by law or the applicable court. PalmSource expressly covenants that, with respect to any action or proceeding initiated by Company under this Section 8.2(c), PalmSource shall not without the prior written approval of Company have, make or enter into any (i) discussions whatsoever with any and all claimants and litigants, (ii) compromise or settlement of any claim or suit, and (iii) negotiations with respect to any compromise or settlement. Company agrees that it shall (i) make good faith commercially reasonable efforts not to enter into any settlement, consent judgment, or other voluntary final disposition of any action or proceeding under this Section 8.2(c) that it reasonably believes would materially inhibit or impair the rights granted to PalmSource and its sublicensees under this Agreement; and (ii) consult in good faith with PalmSource prior to entering into any settlement, consent judgment, or other voluntary final disposition of any action or proceeding that Company reasonably believes would materially inhibit or impair the rights granted to PalmSource and its sublicensees under this Agreement.

(d) Except with respect to any PalmSource Indemnified Claim as provided in Section 6.2(b), Company shall (i) defend against any and all Adverse Claims, (ii) have the sole right to control and conduct all negotiations, proceedings, defense and settlement relating to any Adverse Claim, and (iii) be entitled to retain any damages awarded or settlement proceeds recovered pursuant to any Adverse Claim. PalmSource expressly covenants that, with respect to any Adverse Claim, PalmSource shall not without the prior written approval of Company have, make or enter into any (i) discussions whatsoever with any and all claimants and litigants, (ii) compromise or settlement of any claim or suit, and (iii) negotiations with respect to any compromise or settlement. Company agrees that it shall (i) make commercially reasonable efforts in good faith not to enter into any settlement, consent judgment, or other voluntary final disposition of any action or proceeding under this Section 8.2(d) that it reasonably believes would materially inhibit or impair the rights granted to PalmSource and its sublicensees under this Agreement; and (ii) consult in good faith with PalmSource prior to entering into any settlement, consent judgment, or other voluntary final disposition of any action or proceeding that Company reasonably believes would materially inhibit or impair the rights granted to PalmSource and its sublicensees under this Agreement.

8.3 Effects. Nothing in this ARTICLE VIII shall be deemed to (i) prohibit PalmSource from taking any and all actions (including engaging in discussions with its sublicensees) reasonably necessary to carry out its obligations under ARTICLE V or (ii) modify the rights and obligations of the parties under ARTICLE VI with respect to Company Indemnified Claims and PalmSource Indemnified Claims.

ARTICLE IX

TERM AND TERMINATION

9.1 Term. The term of this Agreement will begin on the Effective Date and continue until the fourth anniversary of the Effective Date or until earlier terminated in accordance with the provisions of this ARTICLE IX (the “Term”).

9.2 Termination by Company.

(a) Material Breach. In the event that (i) PalmSource breaches any of its material obligations under this Agreement, (ii) Company notifies PalmSource in writing of such breach and describes in reasonable detail the nature of and facts concerning such breach, and (iii) PalmSource fails to remedy such breach within fifteen (15) days after the parties have exhausted the Dispute resolution procedures specified in Sections 10.9(a) through 10.9(e) and PalmSource is found to have breached such material obligation, then Company may terminate this Agreement immediately by providing written notice of such termination to PalmSource.

(b) Use of Palm Mark on a palmOne Competitive Product. In the event that (i) an authorized representative of PalmSource has breached the scope of the licenses granted to PalmSource hereunder by authorizing, after the Effective Date, any Third Party to use a Palm Mark other than a Medallion on a palmOne Competitive Product, (ii) Company notifies PalmSource in writing of such breach and describes the nature of and facts concerning such breach in reasonable detail, and (iii) PalmSource fails to remedy such breach within fifteen (15) days after the parties have exhausted the Dispute resolution procedures specified in Sections 10.9(a) through 10.9(e) and PalmSource is found to have breached the scope of such licenses in such manner, then Company may terminate this Agreement immediately by providing written notice of such termination to PalmSource.

(c) PalmSource-Branded palmOne Competitive Products. In the event that (i) PalmSource or its Affiliate develops, manufactures and commercially distributes a palmOne Competitive Product that is marketed under a Licensed Mark and is identified as a PalmSource hardware product, (ii) Company notifies PalmSource in writing of such breach and describes in reasonable detail the circumstances of such conduct, and (iii) PalmSource fails to cease such conduct within thirty (30) days after the parties have exhausted the Dispute resolution procedures specified in Sections 10.9(a) through 10.9(e) and PalmSource is found to have engaged in such conduct, then Company may terminate this Agreement immediately by providing written notice of such termination to PalmSource. By way of example, the development, manufacture and commercial distribution by PalmSource of a smart phone on which the PALMSOURCE Licensed Mark or a Medallion is placed shall entitle Company to pursue its remedies under this Section 9.2(c). By way of a contrasting example, however, the development and construction of a demonstration-quality palmOne Competitive Product or form factor for a palmOne Competitive Product containing a version of Palm OS or another PalmSource software product as its operating system and the limited distribution and use of that palmOne Competitive Product by PalmSource or its licensees solely for purposes of demonstrating the capabilities and uses of Licensed Products and is not for sale or license would not entitle Company to pursue its remedies under this Section 9.2(c).

(d) Acquisition of PalmSource by Competitor of palmOne. In the event there is a transaction or series of transactions whereby PalmSource is Controlled by or under common Control with one or more Competitors of palmOne, then Company will have the right to terminate this Agreement by giving written notice to PalmSource. Within ten (10) days after any such termination, and subject to Section 9.5, PalmSource shall provide a certificate signed by an officer of PalmSource certifying that PalmSource has ceased all use of and will not in the future use the Licensed Marks, Palm Marks and/or palmOne Brand.

9.3 Termination by PalmSource. PalmSource will have the right to terminate this Agreement upon thirty (30) days written notice to Company.

9.4 Automatic Termination. In the event PalmSource abandons any of the Licensed Marks (as abandonment by trademark owners is construed within the meaning of the Lanham Act, 15 U.S.C. § 1127, or any successor provision or statute), the licenses granted in connection with such Licensed Mark under this Agreement will terminate automatically. In the event PalmSource abandons all Licensed Marks (as abandonment by trademark owners is construed within the meaning of the Lanham Act, 15 U.S.C. § 1127, or any successor provision or statute), the Agreement will terminate automatically.

9.5 Effects of Termination.

(a) Upon termination of this Agreement by Company for cause pursuant to Section 9.2(a), and subject to the rights of PalmSource’s licensees under Section 9.5(d), the following shall apply:

(1) PalmSource shall cease design, development, licensing, and distribution within ninety (90) days of any products or services bearing or provided in connection with the Licensed Marks, and shall require its Third Party Contractors to do the same;

(2) PalmSource shall, within three hundred sixty (360) days following the effective date of such termination (the “Sell-Off Period”), cease, and shall require its Third Party Contractors to cease, the sale of any remaining inventory of products bearing the Licensed Marks and the use and distribution of Promotional Materials on or in connection with which the Licensed Marks appear; provided, however, that sale by PalmSource of any products or use of any materials that PalmSource knows use a Licensed Mark in an unlawful or unauthorized form or manner shall be immediately discontinued with no sell-off permitted; and

(3) At the end of the Sell-Off Period: (A) all use by PalmSource, its Subsidiaries, its Third Party Contractors and, in cases where PalmSource has the ability to terminate its sublicensees’ rights, its sublicensees of the Licensed Marks shall cease, (B) all Promotional Materials and Corporate Identity Materials bearing any of the Licensed Marks in PalmSource’s possession or control shall be destroyed, unless maintained for archival purposes; (C) PalmSource shall file all documents legally required to change its name to one that does not, subject to Section 4.3, contain any of the Licensed Marks; and (D) PalmSource shall provide Company with a sworn declaration indicating that PalmSource has conformed with this Section 9.5(a) within thirty (30) days after the expiration of the Sell-Off Period.

(b) Upon termination of this Agreement by PalmSource under Section 9.3 or automatic termination of this Agreement under Section 9.4, and subject to the rights of PalmSource’s licensees under Section 9.5(d), the following shall apply: (1) PalmSource shall, within ninety (90) days of the effective date of such termination, discontinue, and shall use commercially reasonable efforts to require its Third Party Contractor to discontinue, all use of the Licensed Marks; and (2) PalmSource shall provide Company with a sworn declaration indicating that PalmSource has conformed with this Section 9.5(b) within thirty (30) days after the expiration of such ninety (90)-day period.

(c) Upon expiration of this Agreement on the fourth anniversary of the Effective Date (i.e., if this Agreement has not been terminated by Company under Section 9.2, has not been terminated by PalmSource under Section 9.3 or has not automatically terminated under Section 9.4), the following shall apply: (1) PalmSource and its Subsidiaries shall discontinue, and shall use commercially reasonable efforts to require its sublicensees and Third Party Contractors to discontinue, all use of the Licensed Marks immediately; and (2) PalmSource shall provide Company with a sworn declaration indicating that PalmSource has conformed with this Section 9.5(c) within thirty (30) days after such expiration. For avoidance of doubt, in no event shall PalmSource’s or its sublicensees’ right to use the Licensed Marks extend beyond the fourth anniversary of the Effective Date, regardless of pursuant to which section this Agreement was terminated.

(d) Notwithstanding any termination by Company of this Agreement under this Section 9.2, each sublicensee who has been granted a sublicense prior to the second anniversary of Effective Date of this Agreement (other than that sublicensee to whom the offending license described under Section 9.2(a) above was granted) whether or not such sublicense provides for termination upon loss of PalmSource’s rights shall have the right to continue to exercise its rights under such sublicense until the period ending four (4) years after the Effective Date in accordance with the terms of this Agreement as if the licenses granted directly to PalmSource hereunder had not been terminated. Notwithstanding the foregoing, PalmSource shall use commercially reasonable efforts to require that its New Sublicensees’ rights to the Licensed Marks automatically terminate subject to a reasonable sell-off period ending not later then four (4) years after the Effective Date of this Agreement in the event PalmSource’s rights to the Licensed Marks terminate; and, in the event PalmSource’s rights to the Licensed Marks terminate, PalmSource shall use commercially reasonable efforts to terminate its sublicensees’ rights to use the Licensed Marks as soon as allowed under each sublicense.

(e) Termination of this Agreement shall have no effect whatsoever on the rights and obligations of the parties under the Purchase Agreement, including without limitation the obligations of Company and palmOne under Section 6.1 of the Purchase Agreement.

9.6 Survival. Subject to Section 6.2(d), the following provisions shall survive termination or expiration of this Agreement regardless, if terminated, of the reason for termination: Section 3.6 (No Disparagement of Parties or Licensed Marks), Section 4.1 (Ownership of Licensed Marks), Section 4.2 (No Contest by PalmSource), Section 4.3 (No Contest by Company), the last sentence of Section 4.4 (Assistance), ARTICLE VI (WARRANTIES AND INDEMNIFICATION), ARTICLE VII (LIMITATION OF LIABILITY), Section 9.5 (Effects of Termination), Section 9.6 (Survival), ARTICLE X (MISCELLANEOUS) and ARTICLE XI (ADDITIONAL DEFINITIONS).

ARTICLE X

MISCELLANEOUS

10.1 Equitable Relief.

(a) PalmSource acknowledges and agrees that any breach of its obligations under this Agreement with respect to limitations upon its or its sublicensees’ use of the Licensed Marks may result in irreparable harm to Company which may not be reasonably or adequately compensated in damages, and that Company may be entitled to injunctive and/or equitable relief to prevent such a breach and to secure enforcement thereof, in addition to any other relief or award to which Company may be entitled.

(b) PalmSource acknowledges and agrees that any breach of its obligations under Article I of this Agreement may result in irreparable harm to Company that cannot be reasonably or adequately compensated in damages, and that Company will be entitled to seek injunctive and/or equitable relief to prevent such a breach and to secure enforcement thereof. PalmSource acknowledges and agrees that, in the event Company seeks injunctive and/or equitable relief alleging PalmSource’s breach of its obligations under Article I as described pursuant section 9.2(b)(i) or 9.2(c)(i), PalmSource shall not claim that its alleged actions do not constitute irreparable harm. For the avoidance of doubt, PalmSource may in its defense assert (i) that Company fails to prove a likelihood of success on the merits; and (ii) except as precluded by the previous sentence, any other claim, counterclaim or defense. PalmSource acknowledges and agrees that Company shall not be required to post a bond in connection with Company seeking injunctive and/or equitable relief based on PalmSource’s alleged breach of Article I. PalmSource and Company acknowledge and agree that, in the event that Company prevails in its claim for injunctive and/or equitable relief based on PalmSource’s breach of Article I, Company’s injunctive and equitable remedy shall be the right to (x) immediately stop PalmSource from distributing a product or providing a service that violates Article I and (y) require PalmSource to recall from its distributors, resellers and licensees any product that violates Article I.

10.2 Nonassignment/Binding Agreement. Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by PalmSource, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of Company; provided, however, that PalmSource shall be allowed to assign this Agreement without consent in connection with the sale by PalmSource of all or substantially all of its assets, a merger or consolidation, or a change of Control of PalmSource. Company expressly reserves its unilateral right to assign or transfer its interest in this Agreement. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns. Any assignment in violation of the foregoing will be null and void.

10.3 Independent Contractors. The relationship of the parties under this Agreement is that of independent contractors. Neither party will be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither will have any right, power or authority to create any obligation or responsibility on behalf of the other.

10.4 Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties at the following addresses:

if to PalmSource:

PalmSource, Inc.

1188 East Arques Avenue

Sunnyvale, California 94085

Attention: Associate General Counsel, Vice President of IP Matters

if to Company:

Palm Trademark Holding Company, LLC

400 N. McCarthy Blvd.

Milpitas, California 95035

Attention: President

With a copy to palmOne:

palmOne, Inc.

400 N. McCarthy Blvd.

Milpitas, California 95035

Attention: General Counsel

or at such other address as the party to which notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

10.5 Waiver. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.6 Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by virtue of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

10.7 Integration. This Agreement (including the Attachments and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements (excluding the Purchase Agreement and SARSLA), either oral or written, between the parties with respect to said subject matter. No terms, provisions or conditions of any business form that either party may use in connection with the transactions contemplated by this Agreement will have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of a receiving party to object to such terms, provisions or conditions. This Agreement may not be amended, except by a writing signed by both parties.

10.8 Governing Law. This Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by, the laws of the State of California, excluding its conflict of law rules and excluding the United Nations Convention on Contracts for the International Sale of Goods or as appropriate, by federal law as it applies to civil actions pending in the federal courts located in California.

10.9 Dispute Resolution. Any Dispute will be initiated upon written notice to the other party in the Dispute. All notices shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. Notice shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the postmark. Any Dispute will be resolved in the following manner:

(a) First, an appropriate senior executive (e.g., senior vice president level or above) of each party to the Dispute, each of whom shall have the authority to resolve any such Dispute for their respective companies, will promptly meet and attempt to resolve such Dispute within five (5) business days after the date of the receipt of notice of the Dispute.

(b) If the Dispute is not resolved by the senior executives pursuant to Subsection 10.9(a), and if the party initiating the Dispute wishes to pursue its rights relating to such Dispute, then such Dispute will be submitted to the CEOs or acting CEOs of each party to the Dispute, who will promptly meet and attempt to resolve such Dispute within ten calendar (10) days after the date of the initial meeting between such CEOs or acting CEOs.

(c) Upon the expiration of the time period set forth in Section 10.9(b), if the Dispute has not been resolved, and unless the Party initiating the Dispute does not wish to pursue its rights relating to such Dispute, then such Dispute will be submitted to mediation. The mediation will be conducted in Santa Clara, San Mateo or San Francisco counties by a single mediator from JAMS. The mediator shall be selected by the Parties to the Dispute by mutual agreement from the JAMS neutral panelists searchable as “Bay Area Intellectual Property.” If mutual agreement is not reached, the mediator shall be selected from the “Bay Area Intellectual Property” list pursuant to the rules for selection of arbitrators in the JAMS Comprehensive Arbitration Rules and Procedures. The mediator shall have thirty (30) days from the submission to mediation to attempt to resolve such Dispute.

(d) If the Dispute is not resolved within thirty (30) days of its initiation pursuant to Subsection 10.9(c), and one of the parties wishes to pursue its rights relating to such Dispute, then, except as provided in and subject to Subsection 10.9(e), such Dispute will be submitted to final and binding arbitration as follows: (i) Arbitration will be held in Santa Clara County, California, in accordance with, the JAMS Comprehensive Arbitration Rules and Procedures. The arbitration will be conducted by a single arbitrator selected by mutual agreement. If mutual agreement is not reached, the arbitrator shall be selected from the JAMS “Bay Area Intellectual Property” list (exclusive of the mediator), pursuant to the JAMS Comprehensive Arbitration Rules and Procedures; (ii) the decision of the arbitrator will be final and non-appealable (other than for fraud) and may be enforced in any court of competent jurisdiction; (iii) the use of any mediation or other “alternative dispute resolution” procedures shall not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of any party to the dispute; (iv) the arbitration award shall be issued within 30 calendar days of the final submission of the matter to the arbitrator, and in all events within 6 months of the initiation of the arbitration; (v) discovery shall be allowed only pursuant to Rule 17 of the JAMS Comprehensive Arbitration Rules and Procedures; and (vi) the costs and expenses of the mediator and arbitrator and any other costs, fees and expenses (including attorneys’ and experts’ fees) relating to any mediation and arbitration under this Section 10.9 shall be paid by the non-prevailing party in the arbitration.

(e) Notwithstanding anything to the contrary contained herein, and without being required to go through the dispute resolution process in Sections 10.9(a) through Section 10.9(d), Disputes in which there is a claim for injunctive relief, including specific performance, will be subject to the exclusive jurisdiction the state and federal courts in Santa Clara County, California, and each party hereby irrevocably consents to the exclusive personal jurisdiction thereof and agrees to service of process by such courts with respect to such claims.

10.10 Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents, recitals and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they are deemed to be followed by the words “without limitation” unless there is another express qualifier such as “only” or “solely.” For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined include the plural as well as the singular, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

10.11 Counterparts. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

10.12 Confidentiality. The parties hereby agree that the terms and conditions set forth in the NDA with respect to the use and treatment of Information (as defined in the NDA) of any other party shall apply with respect to any Information disclosed by any other party or its Representatives (as defined in the NDA) in connection with this Agreement and that such terms are incorporated herein by reference; provided, however, that (a) the term “Purpose” as used in connection with this Agreement shall mean the fulfillment by any party of its obligations, or the exercise by such party of its rights, under this Agreement; (b) this Agreement may be filed with the Securities and Exchange Commission if so required pursuant to applicable law; and (c) the obligations of confidentiality of each party with respect to any Information disclosed by any other party or its Representatives shall survive termination of this Agreement. The parties shall cooperate with each other with respect to all public communications, including regulatory filings, concerning the disclosure of another party’s Information, this Agreement or the transactions contemplated hereby. For the avoidance of doubt, the provisions contained in Section 7.0 of the NDA shall not apply following the execution of this Agreement and the Standstill Period (as defined in the NDA) shall have expired in accordance with its terms upon the execution of this Agreement.

ARTICLE XI

ADDITIONAL DEFINITIONS

For purposes of this Agreement, when used with initial capitalization, the terms set forth below shall have the following meanings (unless the context requires otherwise, a defined term that is in the singular includes the plural, and vice versa).

11.1 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

11.2 “Assignment 2002” means the assignment from palmOne (or its predecessor) to PalmSource, dated August 30, 2002, by which certain Palm Marks and certain other marks were assigned to PalmSource.

11.3 “Assignment PS 2003” means the assignment from PalmSource to Company, effective as of October 28, 2003, by which PalmSource assigned to Company any and all Palm Marks and palmOne Marks claimed by PalmSource or in its control as of the time of the assignment.

11.4 “Assignment PO 2003” means the assignment from palmOne to Company, effective as of October 28, 2003, by which palmOne assigned to Company any and all Palm Marks and palmOne Marks not previously assigned by palmOne in Assignment 2002 and claimed by palmOne or in its control as of the time of the assignment.

11.5 “Competitor of palmOne” means a company in the business of designing, developing, marketing, licensing, manufacturing, installing, repairing or selling: (i) personal digital assistants or PDAs (also known as handheld computers); (ii) mobile computing products, specifically laptop, notebook, or sub-notebook computers; (iii) mobile telephone products; or (iv) text messaging devices.

11.6 “Competitor of PalmSource” means a company in the business of designing, developing, marketing, licensing, manufacturing, installing, repairing or selling operating system software for use in (i) personal digital assistants or PDAs (also known as handheld computers); (ii) mobile computing products, specifically laptop, notebook, or sub-notebook computers; (iii) mobile telephone products; or (iv) text messaging devices.

11.7 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (including any Member), whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of. the ownership interests representing the power to vote.

11.8 “Corporate Identity Materials” means materials that are used to communicate corporate identity, including forms for incorporation or qualifying for or registering to do business, SEC filings, business cards, letterhead, stationery, telephone listings, and bank accounts.

11.9 “Dispute” means any dispute, controversy or claim between PalmSource and Company, palmOne or both in connection with or related to this Agreement.

11.10 “Medallions” means the logos identified on Exhibit B. For avoidance of doubt, the Medallions do not include the Naked Palm Medallions.

11.11 “Naked Palm Medallions” means the logos identified on Exhibit B-1.

11.12 “NDA” means that certain Reciprocal Nondisclosure Agreement between PalmSource and palmOne effective as of January 25, 2005.

11.13 “Palm Domain Names” means all Internet domain names existing as of the Effective Date or in the future that contain the word, letter string or syllable “palm,” including any formatives, translations, transliterations, homonyms, symbolic representations and derivatives thereof.

11.14 “Palm Marks” means: (1) trademarks, service marks and domain names that were previously transferred to PalmSource under Assignment 2002; (2) trademarks, service marks and domain names transferred to Company under Assignment PS 2003; (3) trademarks, service marks and domain names transferred to Company under Assignment PO 2003; and (4) all other words, names, symbols and devices, and all combinations thereof, and all domain names, at any time owned, registered, claimed, or used by Company, palmOne, PalmSource, or any of their respective licensees or sublicensees, any of which contain the word or letter string “palm,” as well as all formatives, translations, transliterations, homonyms, symbolic representations and derivatives thereof, including all designs, logos and trade dress associated therewith, and all registrations and applications therefore and all common law rights therein, including all marks listed on the attached Schedule 1 to the License Agreement.

11.15 “palmOne Brand” means the palmOne Mark and the palmOne Domain Name.

11.16 “palmOne Competitive Product” means a communication device or a mobile computing device.

11.17 “palmOne Domain Name” shall mean all Internet domain names existing as of the Effective Date of this Agreement that contain a palmOne Mark.

11.18 “palmOne Mark” shall mean all words, names, symbols and devices, and all combinations thereof, and all domain names, in each case containing the letter string “palmone,” including all marks listed on schedule 9 to the License Agreement, as well as all formatives, translations, transliterations, homonyms, symbolic representations, and derivatives of all the foregoing, excluding the letter string “palm” and the numeral “1” (whether depicted as an Arabic or Roman numeral or in any other numeral form).

11.19 “Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization or other organization, whether or not a legal entity, or any governmental authority.

11.20 “SARSLA” means that certain Second Amended and Restated Software License Agreement between palmOne and PalmSource entered into on the Effective Date.

11.21 “Subsidiary” means with respect to a Person, any other corporation, limited liability company, general or limited partnership, unincorporated association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time Controlled by such Person, or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time Controlled by such Person, or one or more Subsidiaries of such Person or a combination thereof.

11.22 “Third Party” means a Person other than a party to this Agreement or its Subsidiaries.

11.23 “Third Party Contractor” means any Third Party that performs work on behalf of or at the request of PalmSource.

11.24 “Variants” means, with respect to any trademark, service mark, trade name or domain name, any and all translations, transliterations, homonyms and symbolic representations, and any variations in stylization and capitalization thereof.

IN WITNESS WHEREOF, the parties have executed this Trademark License Agreement as of the date first above written.

Palm Trademark Holding Company, LLC		PalmSource, Inc.

By:	/s/ Doreen S. Yochum	By:	/s/ Doreen S. Yochum
Name:	Doreen S. Yochum	Name:	Doreen S. Yochum
Title:	President	Title:	Chief Administrative Officer and Secretary

EXHIBIT A

License Agreement

A-1

EXHIBIT B

Medallions

B-1

palm powered Solution

palm powered Solution

palm powered up Awards 2004

palm powered up Awards 2004

palm powered up Award Winner 2004

palm powered up Award Winner 2004

palm powered Expert Guide

palm powered Expert Guide

palm OS Garnet

palm OS Garnet

B-2

B-3

EXHIBIT B-1

Naked Palm Medallions

EXHIBIT C

Licensed Marks

PALMSOURCE

PALM OS

PALM DESKTOP

PALM POWERED

D-1

EXHIBIT D

PalmSource Controlled Domain Names

www.palmsource.com

www.palmsource.au (Australia)

www.palmsource.com.au (Australia)

www.palmsource.dk (Denmark)

www.palmsource.in (India)

www.palmsource.mx (Mexico)

www.palmsource.com.mx (Mexico)

www.palmsource.com.nl (Netherlands)

www.palmsource.tw (Taiwan)

www.palmsource.se (Sweden)

www.palmsource.no (Norway)

www.palmsource.kr (South Korea)

www.palmsource.co.kr (South Korea)

www.palmsource.com.my (Malaysia)

www.palmsource.id (Indonesia)

www.palmsource.co.id (Indonesia)

www.palmsource.ph (Phillippines)

www.palmsource.th (Thailand)

www.palmsource.be

D-1

www.palmsource.ca

www.palmsource.ch

www.palmsource.cn

www.palmsource.de

www.palmsource.es

www.palmsource.fr

www.palmsource.it

www.palmsource.jp

www.palmsource.co.ve

www.palmsource.co.jp

www.palmsource.co.uk

www.palmsource.com.ar

www.palmsource.com.br

www.palmsource.com.cn

www.palmsource.com.de

www.palmsource.com.es

www.palmsource.com.fr

www.palmsource.com.hk

www.palmsource.com.sg

www.palmsource.com.uk

www.palmos.com

www.palmos.au (Australia)

www.palmos.com.au (Australia)

www.palmos.dk (Denmark)

B-2

www.palmos.in (India)

www.palmos.mx (Mexico)

www.palmos.com.mx (Mexico)

www.palmos.com.nl (Netherlands)

www.palmos.tw (Taiwan)

www.palmos.se (Sweden)

www.palmos.no (Norway)

www.palmos.kr (South Korea)

www.palmos.co.kr (South Korea)

www.palmos.com.my (Malaysia)

www.palmos.id (Indonesia)

www.palmos.co.id (Indonesia)

www.palmos.ph (Phillippines)

www.palmos.th (Thailand)

www.palmos.com

www.palmos.be

www.palmos.ca

www.palmos.ch

www.palmos.cn

www.palmos.de

www.palmos.es

www.palmos.fr

www.palmos.it

www.palmos.jp

B-3

www.palmos.co.ve

www.palmos.co.jp

www.palmos.co.uk

www.palmos.com.ar

www.palmos.com.br

www.palmos.com.cn

www.palmos.com.de

www.palmos.com.es

www.palmos.com.fr

www.palmos.com.hk

www.palmos.com.sg

www.palmos.com.uk

www.palmpowered.com

www.palmpowered.au (Australia)

www.palmpowered.com.au (Australia)

www.palmpowered.dk (Denmark)

www.palmpowered.in (India)

www.palmpowered.mx (Mexico)

www.palmpowered.com.mx (Mexico)

www.palmpowered.com.nl (Netherlands)

www.palmpowered.tw (Taiwan)

www.palmpowered.se (Sweden)

www.palmpowered.no (Norway)

www.palmpowered.kr (South Korea)

B-4

www.palmpowered.co.kr (South Korea)

www.palmpowered.com.my (Malaysia)

www.palmpowered.id (Indonesia)

www.palmpowered.co.id (Indonesia)

www.palmpowered.ph (Phillippines)

www.palmpowered.th (Thailand)

www.palmpowered.com

www.palmpowered.be

www.palmpowered.ca

www.palmpowered.ch

www.palmpowered.cn

www.palmpowered.de

www.palmpowered.es

www.palmpowered.fr

www.palmpowered.it

www.palmpowered.jp

www.palmpowered.co.ve

www.palmpowered.co.jp

www.palmpowered.co.uk

www.palmpowered.com.ar

www.palmpowered.com.br

www.palmpowered.com.cn

www.palmpowered.com.de

www.palmpowered.com.es

B-5

www.palmpowered.com.fr

www.palmpowered.com.hk

www.palmpowered.com.sg

www.palmpowered.com.uk

www.palmdesktop.com

www.palmoscobalt.com

B-6

Exhibit E

Compound Marks

Palm OS
Palm OS Garnet
Palm OS Cobalt
Palm OS Garnet, Compact Edition
Palm OS Cobalt, Compact Edition
Palm OS Protein
Palm OS Protein applications
Palm OS Protein API(s)
Palm OS API
Palm OS platform
Palm OS software
Palm OS applications
Java Technology for Palm OS Garnet
Palm OS 5
Palm OS (Other Chemical or Mineral Compound Type Names)
Palm OS System Code
PalmSource Feature Phone
PalmSource mFone for Smart Phones
Palm OS Certified Developer
Palm OS User Group
Palm OS Ready (partner)
PalmSource address book
PalmSource date book
PalmSource memo pad
PalmSource To Do list
PalmSource Hotsync®
PalmSource home
PalmSource phone
PalmSource launcher
PalmSource card info

D-1

PalmSource GPRS Counters
PalmSource Cat browser
PalmSource preferences
PalmSource calculator
PalmSource welcome
PalmSource mail
PalmSource Mail for Blackberry Connect™
PalmSource SMS
PalmSource Web browser
PalmSource Media Player
PalmSource Graffiti 2 Demo
PalmSource Installer client
PalmSource Installer Desktop
PalmSource Desktop
PalmSource Feature Phone
PalmSource mFone™ for Smart Phones
PalmSource mMMS
PalmSource mBrowser
PalmSource mApplications
PalmSource
PalmSource Developer (Conference)
PalmSource Services
PalmSource Software
PalmSource mLinux software
PalmSource mFone™ software
PalmSource software
PalmSource services
PalmSource educational conferences
PalmSource tradeshows
Palm OS Developer Suite
Palm OS Developer Suite 1.0
Palm OS Debugger
Palm OS Compiler
Palm OS Simulator
Palm OS Garnet Simulator
Palm OS Cobalt Simulator

B-2

Palm OS Emulator
Palm OS Virtual Phone
Palm OS Resource Editor
Palm OS Package Builder
Palm OS Cobalt Driver Development Kit
Palm OS Protein C/C++ Compiler
Palm OS Protein tool
Palm OS Inside Track
Palm Powered
Palm Powered Solution
Palm Powered Up Awards/Award Winner
Palm Powered Expert Guide
Palm Powered Mobile World
Palm Powered smart phones
Palm Powered Mobile World Operators
Palm Powered Mobile World Infrastructure Partners
Palm Powered application
Palm Powered software
Palm Powered application software
Palm Powered services
Palm Powered handheld computer
Palm Powered mobile phone
Palm Powered wireless device
Palm Powered handheld

B-3

EXHIBIT F

PDM Marks and PalmGear Domain Names

PDM Marks:

PALMGEAR

PALM READER

PALM (but only as incorporated into the phrase “Palm Digital Media,” and in the names of the PalmGear Licensed Tools identified below)

Formatives and translations of PALMGEAR, PALM DIGITAL MEDIA and PALM READER

Licensed Tools:

Palm Digital Media Website eCommerce System

Palm Reader for Palm OS

Palm Reader Pro for Palm OS

Palm Reader for Pocket PC

Palm Reader Pro for Pocket PC

Palm Reader for Windows

Palm Reader Pro for Windows

Palm Reader for Macintosh

Palm Reader Pro for Macintosh

Palm eBook Studio for Windows

Palm eBook Studio for Macintosh

Palm eBook Studio documentation

Palm Reader eBook Software Server (PRESS and PRESSTO)

D-1

Palm Markup Language

PalmGear Domain Names:

palmgear.com

palmgear.cn

palmgear.us

palmgear.jp

palmgearhq.com

palmgearhq.net

palmdigitalmedia.com

palmdigitalmedia.net

palmgear.de

palmdigitalmedia.com

palmdigitalmedia.net

palm-sizedpcgear.com

palm-sizepcgear.com

palmiiigear.com

palmpcgear.com

palmsizedgear.com

palmsizepcgear.com

palmsourcegear.com

Schedule F-1

Key Terms from PalmGear, Inc. Brand License Agreement

1. Definitions. For purposes of this Agreement, the following terms, when used herein with initial capitalization, will have the meanings specified in this Section 1. “Includes” and “including” when used herein are not intended to be exclusive, or to limit the generality of the preceding words, and mean “includes (or including) without limitation.”

1.1 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person. Notwithstanding the foregoing, Licensor will not be considered an Affiliate of PI or Holding for purposes of this Agreement.

1.2 “Brand Manager” means the individual appointed by the Board of Directors of Holding to maintain, register, enforce and defend the Palm Marks.

1.3 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests representing the power to vote.

1.4 “Corporate Identity Materials” means materials that are used to communicate corporate identity, including forms for incorporation or qualifying for or registering to do business, SEC filings, press releases, business cards, letterhead, stationery, signage, telephone listings, bank accounts, and web site content.

1.5 “Existing Sublicenses” means all licenses of one or more of the Licensed Marks entered into by PalmGear or PDM prior to the Closing that are executory contracts as of the Closing. A partial list of Existing Sublicenses is attached hereto as EXHIBIT A, and the parties agree to use best efforts to update EXHIBIT A, within sixty (60) days after the date hereof, to include all Existing Sublicenses.

1.6 “Intermediate Platform” means a Platform that interacts with the Palm OS and allows cross-platform applications (such as Java applications) to run on a Palm OS device without interacting directly with the Palm OS.

1.7 “International JV” means, with respect to a Person, a joint venture between such Person and a non-U.S. Person in which, for legal or tax reasons, the non-U.S. Person owns a majority interest but which such Person effectively Controls.

1.8 “License Effective Date” means the effective date of the Tax-Free Spin-Off (as defined below).

1.9 “License Fee” means a one-time fee of                     , due and payable as set forth herein.

1.10 “Licensed Domain Names” means the domain names and/or URLs set forth on Exhibit B hereto.

1.11 “Licensed Marks” means (a) the trademarks and trade names “PALMGEAR” and “PALM” (but in the case of “PALM” only as incorporated into the phrase “Palm Digital Media” and the names of the Licensed Tools), the trademark “PALM READER,” the Palm Powered Logo, and, (b) any formatives or translations of “PALMGEAR,” “PALM DIGITAL MEDIA,” and “PALM READER.”

1.12 “Licensee Business” means: (a) the marketing, promotion, distribution, and sale of (i) software that runs on the Palm OS, (ii) devices that run the Palm OS, and (iii) accessories for devices that run the Palm OS; and (b) the PDM Business, in each case through all channels of distribution, including via the operation of one or more web sites.

1.13 “Licensee Registered Domain Names” means all Palm Domain Names that have been registered by or on behalf of Licensee or any of its subsidiaries as of the Closing, as set forth on Exhibit C hereto.

1.14 “Licensee Tools” means the software tools acquired by PalmGear in connection with the Purchase Agreement, as specified on Exhibit D.

1.15 “Licensor Business” means the business and operations of Licensor, a Licensor Affiliate, or an International JV in which Licensor or a Licensor Affiliate is a participant.

1.16 “Licensor Products” means any and all products and services of the Licensor Business.

1.17 “Losses” shall mean any damages, losses, liabilities, penalties, interest, judgments, assessments, costs and expenses, including reasonable attorney’s fees and disbursements.

1.18 “Marketing Materials” means all packaging, tags, labels, advertising, press releases, promotions, promotional materials, displays, instructions and written warranties, whether displayed or communicated in print, electronic, optical, broadcast, or any other medium, and other materials of any and all types associated with sales, marketing, promotional or advertising efforts, including web site content.

1.19 “PDM Business” means the development, marketing, promotion, distribution and sale of electronic books (i.e. books that are viewable on a digital information device).

1.20 “Palm Domain Names” means all Internet domain names now or hereafter existing that contain the word, letter string or syllable “palm,” including any formatives, translations, transliterations, homonyms, symbolic representations and derivatives thereof, and that are confusingly similar to any of the foregoing.

1.21 “Palm Marks” means (a) trademarks, service marks and domain names that were previously transferred to Licensor under that certain assignment from PI to Licensor dated September 3, 2002; (b) trademarks, service marks and domain names to be transferred to Holding under that certain assignment from Licensor to Holding, effective as of the License Effective Date; (c) trademarks, service marks and domain names to be transferred to Holding under that certain assignment from PI to Holding, effective as of the License Effective Date; and (d) all other words, names, symbols and devices, and all combinations thereof, and all domain names, at any time owned, registered, claimed or used by Holding, PI, Licensor, or any of their respective licensees or sublicensees, any of which contain the word or letter string “palm,” as well as all formatives, translations, transliterations, homonyms, symbolic representations and derivatives thereof, including all designs, logos and trade dress associated therewith, and all registrations and applications therefor and all common law rights therein.

1.22 “Palm OS” means the operating system software files, including any derivative works, updates, upgrades or new versions of the foregoing, commercially released by Licensor during the Term of this Agreement.

1.23 “Palm Powered Logo” means the mark depicted in Exhibit E attached hereto as licensed by Licensor in connection with its licensing of the Palm OS, as such mark may be altered, supplemented, or replaced by Licensor in its sole discretion from time to time.

1.24 “PalmSource Competitor” means any Person or entity that is in the business of developing and/or distributing Platforms, including without limitation the Symbian and Windows Mobile Platforms.

1.25 “PI” means Palm, Inc. and its successors in interest, other than Licensor.

1.26 “Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, or unincorporated organization, or other organization, whether or not a legal entity, or any governmental authority.

1.27 “PI Competitive Product” means a communication device or a mobile computing device.

1.28 “Platform” means a computer program that (i) manages other computer programs in a computer, (ii) is used by application programs by making requests for services through a defined API, (iii) contains a distinctive user interface and (iv) allows other software to execute without direct interaction with the underlying operating system.

1.29 “Quality Standards” means the highest level of quality of products and services within the industry for such products or services.

1.30 “Tax-Free Spin-Off” means a distribution of common stock (and preferred stock, if any) of Licensor or common stock (and preferred stock, if any) of a Person that is a successor to Licensor to holders of common stock of PI intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended.

1.31 “Territory” means the world.

1.32 “Third Party Contractor” means, with respect to a Person, any Person other than a party to this Agreement or its Affiliates, that performs work on behalf of or at the request of such Person.

1.33 “Transferred Domain Names” means the domain names and/or URLs set forth on Exhibit F hereto.

1.34 “Unpaid Fees” means: (a) certain unpaid royalties due to PalmSource in connection with sales of MultiMail on palmgear.com, amounting to approximately $            ; (b) those royalties owed but unpaid under the Prior Agreement, amounting to $            ; (c) payments owed for Licensee’s continued exercise of its rights under the Prior Agreement from the Expiration Date through August 1, 2003; and (d) payments owed for Licensee’s continued exercise of its rights under the Prior Agreement from August 2, 2003, until the License Effective Date in an amount of                     ..

2. Grant of License.

2.1 Licensor hereby grants to Licensee the following limited licenses (together, the “Licenses”) with respect to the Licensed Marks and Licensed Domain Names within the Territory:

(a) Commencing on the License Effective Date and continuing for the remainder of the Term (as defined in Section 6 below), and subject to Licensee’s compliance with the terms and conditions of this Agreement, including the license restrictions set forth in Section 5 below:

(i) The exclusive right to use “PALMGEAR” as a trademark and trade name (and as part of Licensee Registered Domain Names and such other “www.palmgear.xxx” top-level domain names as Licensor or Holding may obtain at Licensee’s request pursuant to Section 10.3), including on Corporate Identity Materials and Marketing Materials, in each case solely in connection with the operation of the Licensee Business; and

(ii) The nonexclusive right to use the Palm Powered Logo as a trademark, in conjunction with a license of any Licensor Product, solely on or in conjunction with devices that run the Palm OS, and in each case solely in connection with the operation of the Licensee Business.

(b) Commencing on the License Effective Date and continuing until and unless terminated pursuant to Section 6.3(a) or for Licensee’s breach of Section 5 hereof:

(i) The exclusive, fully-paid right to incorporate the “PALM” trademark and trade name into “Palm Digital Media” for use as a trademark and trade name (and as part of the Licensee Registered Domain Names www.palmdigitalmedia.com and www.palmdigitalmedia.net and such other “www.palmdigitalmedia.xxx” top-level domain names as Licensor or Holding may obtain at Licensee’s request pursuant to Section 10.3) and to use such “Palm Digital Media” trademark, trade name and domain names, including on Corporate Identity Materials and Marketing Materials, in each case solely in connection with the operation of the PDM Business;

(ii) The exclusive, fully-paid right to incorporate the “PALM” trademark and trade name into the names of the Licensee Tools, and to use and distribute the Licensee Tools under such names, in each case solely in connection with the operation of the PDM Business; and

(iii) The exclusive, fully-paid right to use “Palm Reader” as a trademark (and as part of any “www.palmreader.xxx” top-level domain names that Licensor or Holding obtains at Licensee’s request pursuant to Section 10.3), including on Marketing Materials, in each case solely in connection with the operation of the PDM Business (including without limitation the distribution of the Palm Reader Software, as that term is defined in the Purchase Agreement), and to sublicense the “Palm Reader” mark in connection with distribution of the Palm Reader Software.

(iv) During the term of the Strategic Alliance Agreement, the exclusive right to use the Licensed Domain Names for the sole purpose of “pointing” or redirecting Internet traffic to the PalmSource Store (as that term is defined in the Strategic Alliance Agreement).

2.2 Sublicenses. The Licenses granted pursuant to this Section 2 are non-transferable and non-assignable (except in connection with a permitted assignment of this Agreement), and Licensee shall not grant to any third party any right, permission, license or sublicense with respect to any of the rights granted hereunder. Notwithstanding the foregoing, Licensee shall have the limited right to sublicense the Licensed Marks solely to third parties on whose behalf Licensee sells products or provides content pursuant to a “powered by” or cobranding agreement, even if such third party separately sells products or engages in activities otherwise prohibited by Section 5.1 hereof, provided that (i) the Licensed Marks may not be used in connection with such otherwise prohibited products and activities, (ii) such sublicense is otherwise in accordance with the terms of this Agreement, (iii) Licensee shall be solely responsible for ensuring the compliance of its sublicensees with the requirements set forth herein, and (iv) no sublicenses may be granted to any PalmSource Competitor. All of Licensee’s rights with respect to the Licensed Marks and Licensed Domain Names are set forth in this Agreement; there are no implied rights. Without limiting any of the foregoing restrictions, Licensee shall have no right to use the “PALM” trademark except as incorporated into one or more of the other Licensed Marks or Licensed Domain Names.

5. Restrictions on Licensee’s Use of Marks.

5.1 No Competing Products. Under no circumstances at any time during the Term of this Agreement will Licensee or any web site that is operated under or uses one or more of the Licensed Marks or Licensed Domain Names sell (a) products that compete with the Palm OS, or (b) products, including PI Competitive Products, that do not run, or do not run on, the Palm OS, either directly or through an Intermediate Platform; provided, however, that the provisions of this Section 5.1 shall not prevent Licensee from entering into sublicenses as permitted under Section 2.2. Furthermore, this paragraph shall not apply to the PDM Business.

5.2 Master License Restrictions. Licensee acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, the Licenses granted hereunder are subject in all respects to the following terms and conditions, which are required by the Master License:

(a) Device Limitation. Licensee shall not use any Licensed Mark as a trademark or any other indication of source on any PI Competitive Products; provided, however, that Licensee may use the Palm Powered Logo, in conjunction with a license of any Licensor Product, solely on or in conjunction with devices that run the Palm OS, and solely in connection with the operation of the Licensee Business;

(b) PI Mark. Licensee shall not use any mark that is comprised solely of the letter string “palm” and any number (whether the number is depicted as an Arabic or Roman numeral, spelled out, or depicted in any other form), nor any formative, translation, transliteration, homonym, symbolic representation or derivative thereof;

(c) Domain Name. Licensee shall not use the www.palm.com domain name as a domain name or mark; and

(d) Corporate or Entity Name. Licensee shall not use as a corporate or entity name, or do business under any name incorporating a Palm Mark other than “PALMGEAR” or “Palm Digital Media,” and shall not under any circumstances refer to itself or any of its Affiliates as “Palm,” “Palm, Inc.,” “Palm Corporation,” “Palm LLC” or the letter string “palm” together with only a designation of its entity status.

(e) Existing Sublicenses. Notwithstanding anything to the contrary in this Section 5, Licensee shall be entitled to honor the terms of each of the Existing Sublicenses. The terms of any renewal or extension of the term of an Existing Sublicense (including without limitation any renewal or extension arising from notice of renewal or failure to give a notice of non-renewal) shall be consistent in all respects with the requirements of this Agreement, and prior to such renewal or extension, Licensee shall use commercially reasonable efforts to amend such Existing Sublicense to conform to the requirements of this Agreement, or otherwise cause the licensee of each Existing Sublicense to comply with the provisions of this Agreement.

(f) Good Faith. Licensee shall have a duty to act in good faith in the exercise of its reasonable business judgment in exercising its rights and in carrying out its obligations under this Agreement.

5.3 Quality Control. The parties acknowledge that the products and services on or in connection with which the Licensed Marks and/or Licensed Domain Names appear must be of sufficiently high quality as to retain the value of and protect the Licensed Marks and Licensed Domain Names, and the goodwill they symbolize. The parties further acknowledge that, for all products and services provided in association with the Licensed Marks and Licensed Domain Names, Holding has adopted the Quality Standards. The maintenance of the high quality standards associated with such products and services is the essence of this Agreement and the Licenses. Licensee agrees that it will maintain the quality of any and all of its goods and services on or in connection with which the Licensed Marks and/or Licensed Domain Names appear or are used at a level of quality at least equal to the Quality Standards. Licensee will conduct the Licensee Business in a manner designed to enhance the reputation and integrity of the Licensed Marks and Licensed Domain Names and the goodwill associated therewith. Licensor reserves all rights of approval which are necessary to achieve this result. Without limiting the foregoing:

(a) Licensee shall: (i) use the Licensed Marks and Licensed Domain Names in accordance with the specifications set forth in the Trademark Display Guidelines attached hereto as EXHIBIT G, including with respect to style, typeface and graphic appearance, unless otherwise specifically approved in writing by Licensor; and (ii) adhere to all trademark notice and legend requirements contained in such Trademark Display Guidelines; provided, however that Licensee agrees to comply with any changes to such Trademark Display Guidelines as Licensor may require from time to time;

(b) Licensee shall not use any Licensed Mark or Licensed Domain Name on or in connection with any product or service that is in violation of any law, statute, government regulation or standard, including any government requirements regarding product safety, public welfare or labeling;

(c) Licensee shall not use the any of the Licensed Marks or Licensed Domain Names in any way that may tend to impair their validity as proprietary trademarks, service marks, trade names or trade dress or other than in accordance with the terms, conditions and restrictions contained in this Agreement;

(d) Licensee shall not use the Licensed Marks or Licensed Domain Names in any jurisdiction, including within the Territory, after such time that Licensee knows or has reason to know that such use infringes or is alleged to infringe the trademark rights or other proprietary rights of another person or entity (including Holding and PI); and

(e) Upon request by Licensor or the Brand Manager, Licensee shall provide to Licensor or the Brand Manager, as applicable, representative samples of products, Corporate Identity Materials, and Marketing Materials, on or in connection with which the Licensed Marks and/or Licensed Domain Names are used, for Licensor or Holding to review for compliance with the Quality Standards, Trademark Display Guidelines and this Agreement.

6. Term and Termination.

6.1 Initial Term. The initial term of this Agreement (the “Initial Term”) shall commence on the Closing and shall end on the third anniversary of the License Effective Date, unless previously terminated according to the provisions hereof.

6.2 Renewal Term. If Licensor shall not have exercised its Buyout Option (as contemplated in Section 14.1 of the Strategic Alliance Agreement), Licensee may renew this Agreement at the expiration of the Initial Term (upon written notice delivered no later than ninety (90) days prior thereto) as follows (each, a “Renewal Term” and, together with the Initial Term, referred to herein as the “Term”):

(a) Licensee may extend the Term of this Agreement for one additional year at no cost; or

(b) Licensee may renew this Agreement for one additional three-year term (the “XXX Renewal Term”) XXXXXXXXXXXXXXXXXXXXXXXXXXX. At the expiration of the XXX Renewal Term, Licensee may extend the Term of this Agreement for one (1) additional year XXXX, by providing written notice to that effect to Licensor no later than ninety (90) days prior to expiration of such XXXX Renewal Term.

6.3 Early Termination. Notwithstanding any provisions hereof to the contrary:

(a) Termination of the Master License. This Agreement and the Licenses granted hereunder shall automatically terminate as of the effective date of any termination of the Master License, including termination for any reason by the Brand Manager. Licensor shall not unreasonably exercise any right it may have to terminate the Master License, whether with or without cause, nor shall it take any action (i) for the purpose of giving rise to any right on the part of Holding or the Brand Manager to terminate the Master License for cause or (ii) that it knows will cause Holding or the Brand Manager to terminate the Master License for cause. In the event that the Master License is terminated, or Licensor receives a notice of breach or notice of termination of the Master License, Licensor will so notify Licensee as soon as possible.

(b) Termination for Breach by Licensee. If Licensee is in material breach of any provision of this Agreement, Licensor may terminate this Agreement and the Licenses granted hereunder upon ten (10) days written notice unless Licensee, within such ten (10) day period, cures such material breach or submits a reasonable plan for correcting the breach within sixty (60) days and a reasonable explanation of why such breach cannot be cured within ten (10) days. Licensor may, in its reasonable discretion, accept or reject any such plan. If Licensor rejects such plan or Licensee does not adhere to such plan, then Licensor may immediately terminate this Agreement. Licensor’s right to terminate this Agreement pursuant to this Section shall be without prejudice to the enforcement of any other rights or remedies Licensor may have. Licensee acknowledges and agrees that material breaches of this Agreement include, among other things, the following: (i) Licensee’s use of the Licensed Marks or Licensed Domain Names in any illegal, immoral or disparaging manner; and (ii) Licensee’s failure to comply with the restrictions on, obligations of, and agreements of Licensee in this Agreement relating to Holding’s right, title and interest in the Licensed Marks and Licensed Domain Names, the use and protection of the Licensed Marks and Licensed Domain Names (including any non-compliance with the Trademark Display Guidelines), quality control (including any non-compliance with the Quality Standards), record keeping and termination.

(c) Termination for Breach by Licensor. If Licensor is in material breach of any provision of this Agreement, Licensee may terminate this Agreement and the Licenses granted hereunder upon ten (10) days written notice unless Licensor, within such ten (10) day period, cures such material breach or submits a reasonable plan for correcting the breach within sixty (60) days and a reasonable explanation of why such breach cannot be cured within ten (10) days. Licensee may, in its reasonable discretion, accept or reject any such plan. If Licensee rejects such plan or Licensor does not adhere to such plan, then Licensee may immediately terminate this Agreement. Licensee’s right to terminate this Agreement pursuant to this Section shall be without prejudice to the enforcement of any other rights or remedies Licensee may have.

(d) Termination for Insolvency of Licensee. Subject to Section 6.5, this Agreement and the Licenses granted hereunder shall automatically and immediately terminate with no further action by Licensor if Licensee files a petition in bankruptcy, is adjudicated a bankrupt or files a petition or otherwise seeks relief under any bankruptcy, insolvency or reorganization statute or proceeding, or a petition in bankruptcy is filed against it and is not dismissed within sixty (60) days, or it becomes insolvent or makes an assignment for the benefit of its creditors, or a custodian, receiver or trustee is appointed for it or a substantial portion of its business or assets, or it admits in writing its inability to pay its debts as they become due.

6.4 Effect of Termination. Upon the termination or expiration of this Agreement for any reason whatsoever:

(a) The Licenses and all rights in the Licensed Marks and Licensed Domain Names granted to Licensee under this Agreement shall immediately and automatically terminate, subject to the provisions of subsections (b) and (c) below.

(b) Licensee shall immediately discontinue using the Licensed Marks and Licensed Domain Names for any purpose that constitutes a trademark use under applicable law, shall immediately remove the Licensed Marks and Licensed Domain Names from all Corporate Identity Materials and Marketing Materials, and except for non-trademark uses of the Licensed Marks and Licensed Domain Names, shall immediately remove the Licensed Marks and Licensed Domain Names from computer and electronic systems, domain names, and any and all documents in the possession and control of Licensee (except for internal business records of Licensee). Notwithstanding the foregoing, in the event of termination of this Agreement by Licensee pursuant to Section 6.3(c), Licensee shall have a period of ninety (90) days (the “Wind-Down Period”) from the date of termination of the Agreement during which Licensee shall be permitted to continue using the Licensed Marks and Licensed Domain Names in accordance with the terms of this Agreement; during such Wind-Down Period, all of the obligations of Licensee hereunder shall remain in force, and the parties shall cooperate in good faith to reasonably minimize any significant disruption to the parties that might result from the termination or expiration of this Agreement.

(c) The parties acknowledge that upon the termination or expiration of this Agreement, Licensee desires to use the Licensed Domain Names and Licensee Registered Domain Names to “point” or “redirect” traffic to the website then being used by Licensee to operate the Licensee Business (the “Replacement Site”) and, notwithstanding the provisions of Section 6.4(b) above, Licensor covenants not to sue Licensee in connection with such use of the Licensee Registered Domain Names (provided that the Replacement Site complies with the provisions of Section 5 hereof) and, for a period of one (1) year after the date of termination, (i) not to sue Licensee in connection with such use of the Licensed Domain Names and the “www.palmgear.xxx” top-level domain names, if any, that Licensor or Holding obtains at Licensee’s request pursuant to Section 10.3, and (ii) to continue to point such “www.palmgear.xxx” top-level domain names to the Replacement Site, provided that such Replacement Site complies with the provisions of Section 5 hereof. Licensee shall indemnify Licensor as set forth in Section 11 against any claims (including, for purposes of this section, any claims brought by Holding or PI) arising from or relating to the use, as described in this subsection (c), of the Licensed Domain Names, Licensee Registered Domain Names, and “www.palmgear.xxx” top-level domain names.

(d) Licensee shall immediately destroy all materials utilizing the Licensed Marks (other than materials described in Sections 5.3(e) above and 10.4 below) that are in its possession or control, subject to the Wind-Down Period.

(e) Licensee shall file all necessary corporate name change documents required in the Territory.

(f) Licensee shall provide Licensor and the Brand Manager with a sworn declaration from an officer of Licensee that it has complied with this Section 6.4 within ten (10) days after the expiration or termination of this Agreement and any applicable Wind-Down Period.

6.5 No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, sheriff or any other officer of the court or official charged with responsibility for taking custody of Licensee’s assets or business may continue this Agreement or exploit or use any of the Licensed Marks or Licensed Domain Names following the termination of this Agreement. If, under the bankruptcy code or successor similar law, a trustee in bankruptcy of Licensee, or Licensee, as debtor, is permitted to assume this Agreement and does so and, thereafter, desires to assign this Agreement to a third party in accordance with the bankruptcy code, the trustee or Licensee, as the case may be (in either case, the “Debtor”), shall notify Licensor. The notice shall set out the name and address of the proposed assignee, the proposed consideration for the assignment and all other relevant data about the proposed assignment. The giving of this notice shall constitute the grant to Licensor of an option to have this Agreement assigned to Licensor or to Licensor’s designee for the consideration, or its equivalent in money, and upon the terms specified in the notice. The option may be exercised only by notice given by Licensor to the Debtor no later than thirty (30) days after Licensor’s receipt of the notice from the Debtor unless a shorter period is deemed appropriate by the court in the bankruptcy proceeding. If Licensor does not exercise its option in a timely manner, then the Debtor may complete the assignment, but only if the assignment is to the entity named in the notice and for the consideration and upon the terms specified in the notice. Nothing in this paragraph is intended to impair any rights which Licensor may have as a creditor in the bankruptcy proceeding.

Schedule 1.1(d)

PalmSource Advertising Campaigns Using the SIMPLY PALM mark

Red Herring: Magazine, Event, Online and eNewsletter advertising

Always On : Magazine, Event, Online and eNewsletter advertising

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